EXHIBIT 10.24

This Facility-Lease Purchase Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Facility-Lease Purchase Agreement were made to, and solely for the benefit of, the other parties to this Facility-Lease Purchase Agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits, or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Execution Version
This instrument prepared by:
Kyle W. Drefke, Esq.
Orrick, Herrington & Sutcliffe LLP
2100 Pennsylvania Avenue NW
Washington, D.C. 20037
(212) 339-8434

FACILITY LEASE-PURCHASE AGREEMENT
Dated as of October 2, 2024
between
JOHNSONVILLE AERODERIVATIVE COMBUSTION TURBINE GENERATION LLC,
as Owner Lessor
and
TENNESSEE VALLEY AUTHORITY,
as Facility Lessee
____________________________________
JOHNSONVILLE AERODERIVATIVE COMBUSTION
TURBINE FACILITY
located in Humphreys County, Tennessee

CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE OWNER LESSOR IN AND TO THIS FACILITY LEASE AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, WILMINGTON TRUST, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS LEASE INDENTURE TRUSTEE UNDER AN INDENTURE OF TRUST, DEED OF TRUST AND SECURITY AGREEMENT, DATED AS OF OCTOBER 2, 2024, BETWEEN SAID LEASE INDENTURE TRUSTEE, AS SECURED PARTY, AND THE OWNER LESSOR, AS DEBTOR. SEE SECTION 22 HEREOF FOR INFORMATION CONCERNING THE RIGHTS OF THE ORIGINAL HOLDER AND THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

Page

SECTION 1.    DEFINITIONS    1
SECTION 2.    LEASE OF THE FACILITY    2
Section 2.1    Binding Nature    2
Section 2.2    Lease    2
Section 2.3    Title; Construction Completion; Modifications; Replacements    2
SECTION 3.    FACILITY LEASE TERM AND RENT    2
Section 3.1    Facility Lease Term    2
Section 3.2    Rent    3
Section 3.3    Supplemental Lease Rent    3
Section 3.4    Adjustment of Lease Schedules    3
Section 3.5    Manner of Payments    5
SECTION 4.    DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT    5
Section 4.1    Disclaimer of Warranties    5
Section 4.2    Quiet Enjoyment    7
SECTION 5.    RETURN OF FACILITY    7
Section 5.1    Return    7
Section 5.2    Condition Upon Delivery of Possession to Owner Lessor    7
Section 5.3    Deferred Maintenance on the Facility    8
SECTION 6.    LIENS    8
SECTION 7.    MAINTENANCE; REPLACEMENTS OF COMPONENTS    9
Section 7.1    Maintenance    9
Section 7.2    Replacement of Components    9
SECTION 8.    MODIFICATIONS    9
Section 8.1    Required Modifications    9
Section 8.2    Optional Modifications    10
Section 8.3    Title to Modifications    10
SECTION 9.    NET LEASE    10
SECTION 10.    EVENTS OF LOSS    12
Section 10.1    Occurrence of Events of Loss    12
Section 10.2    Condemnation Payments    12
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(continued)
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Section 10.3    Rebuild or Replace    12
Section 10.4    Application of Payments Not Relating to an Event of Loss    14
SECTION 11.    INSURANCE    14
Section 11.1    Insurance by Owner Lessor    14
Section 11.2    Insurance by the Facility Lessee    14
SECTION 12.    INSPECTION    15
SECTION 13.    REGULATORY EVENT OF LOSS    15
Section 13.1    Occurrence of a Regulatory Event of Loss    15
Section 13.2    Procedure for Termination With Respect to a Regulatory Event of Loss    16
SECTION 14.    [RESERVED]    17
SECTION 15.    EARLY BUY OUT    17
Section 15.1    Election of Early Buy Out    17
Section 15.2    Procedure for Exercise of an Early Buy Out    18
Section 15.3    Replacement and Exchange of the Lessor Notes    19
SECTION 16.    TRANSFER UPON THE EXPIRATION DATE    20
SECTION 17.    EVENTS OF DEFAULT    20
SECTION 18.    REMEDIES    22
Section 18.1    Remedies for Lease Event of Default    22
Section 18.2    Additional Remedies for Specified Lease Events of Default    23
Section 18.3    Application of Funds Held as Security; Liability for Basic Lease Rent, Costs and Expenses    24
Section 18.4    Payment of FMV Net Termination Value or Sale Net Termination Value    24
Section 18.5    Cumulative Remedies    25
Section 18.6    No Delay or Omission to Be Construed as Waiver    25
SECTION 19.    SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS.    26
SECTION 20.    FACILITY LESSEE’S RIGHT TO SUBLEASE; ASSIGNMENT    26
Section 20.1    Assignment and Sublease    26
Section 20.2    Right to Sublease    26
SECTION 21.    OWNER LESSOR’S RIGHT TO PERFORM    27

(continued)
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SECTION 22.    SECURITY FOR OWNER LESSOR’S OBLIGATION TO THE LEASE INDENTURE TRUSTEE    27
SECTION 23.    MISCELLANEOUS    27
Section 23.1    Amendments and Waivers    27
Section 23.2    Notices    27
Section 23.3    Survival    29
Section 23.4    Successors and Assigns    29
Section 23.5    Intended Tax Treatment    29
Section 23.6    Business Day    29
Section 23.7    Governing Law    29
Section 23.8    Severability    29
Section 23.9    Counterparts    30
Section 23.10    Headings and Table of Contents    30
Section 23.11    Further Assurances    30
Section 23.12    Effectiveness    30
Section 23.13    Measuring Life    30
Section 23.14    Owner Lessor Covenant    31
Section 23.15    Limitation on Liability    31

APPENDICES:
Appendix A    Definitions
SCHEDULES:
Schedule 1    Basic Lease Rent
Schedule 2    Termination Values
EXHIBITS:
Exhibit A    Description of the Facility

Facility Lease-Purchase Agreement
This FACILITY LEASE-PURCHASE AGREEMENT, dated as of October 2, 2024 (this “Facility Lease”), between JOHNSONVILLE AERODERIVATIVE COMBUSTION TURBINE GENERATION LLC, a Delaware limited liability company (the “Owner Lessor”), and TENNESSEE VALLEY AUTHORITY, a wholly owned corporate agency and instrumentality of the United States (the “Facility Lessee” or “TVA”).
WITNESSETH:
WHEREAS, TVA is constructing the Johnsonville aeroderivative combustion turbine facility located in Humphreys County, Tennessee, a simple cycle generating facility designed to have a summer net generation capacity of approximately 550 megawatts (as constructed from time to time and as more particularly described on Exhibit A to this Facility Lease, the “Facility”);
WHEREAS, the Facility Lessee holds title to the Facility, and, pursuant to the Head Lease as of the Closing Date, the Owner Lessor has leased the Facility from the Facility Lessee as of the Closing Date for the Head Lease Term;
WHEREAS, on the Closing Date, the Facility Lessee is entering into the Construction Management Agreement pursuant to which TVA is agreeing to complete construction of the Facility;
WHEREAS, the Facility Lessee and the Owner Lessor desire to enter into this Facility Lease, which provides, among other terms, that the Facility Lease Term will commence upon the Lease Commencement Date;
WHEREAS, pursuant to and subject to the terms and conditions of this Facility Lease, the Owner Lessor will sublease the Facility to the Facility Lessee for the Facility Lease Term;
WHEREAS, the Facility is located on the Facility Site;
WHEREAS, pursuant to the Ground Lease, the Owner Lessor is acquiring from the Ground Lessor the Ground Interest for the Ground Lease Term; and
WHEREAS, pursuant to the Ground Sublease, the Owner Lessor will sublease and grant the Ground Interest to the Facility Lessee, as Ground Sublessee, for the term provided therein.
NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.DEFINITIONS
Unless the context hereof otherwise requires, capitalized terms used in this Facility Lease, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A hereto. The general provisions of such Appendix A shall apply to the terms used in this Facility Lease and specifically defined herein.

Section 2.LEASE OF THE FACILITY
Section 2.1Binding Nature. This Facility Lease has been executed and delivered by, and is binding on, and enforceable against, the Facility Lessee and the Owner Lessor as of the Closing Date, provided, however, that the Facility Lease Term shall commence upon the occurrence of the Lease Commencement Date.
Section 2.2Lease. On the Lease Commencement Date, without the necessity for any further action, the Owner Lessor shall sublease, and as of the Lease Commencement Date subleases, the Facility to the Facility Lessee and the Facility Lessee shall sublease, and as of the Lease Commencement Date subleases, the Facility from the Owner Lessor, subject in each case to the terms set forth herein.
Section 2.3Title; Construction Completion; Modifications; Replacements. The Facility Lessee and the Owner Lessor understand and agree that (a) this Facility Lease is a sublease and is subject to the Head Lease and the interest of the Head Lessor under the Head Lease, (b) legal title to the Facility remains vested in the Head Lessor, (c) this Facility Lease is subject to Permitted Closing Date Liens, (d) the Facility (as of the date hereof) has not achieved Substantial Completion, and (e) this Facility Lease is intended to be a lease of personal property under Tennessee law. Any portion of the Facility which is added to, or otherwise becomes a part of, the Facility after the Closing Date in accordance with the Construction Management Agreement shall (at no cost to the Owner Lessor and with no adjustment to Basic Lease Rent or Termination Value) automatically (i) become subject to this Facility Lease (subject to the occurrence of the Lease Commencement Date) and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture, and (ii) be deemed part of the Facility for all purposes, including for purposes of this Facility Lease. The Facility Lessee and the Owner Lessor further understand and agree that the Owner Lessor’s Interest shall also include an interest in (A) all Modifications which are incorporated in the Facility and which pursuant to Section 8.3 hereof become subject to this Facility Lease and (B) all Replacement Components which become part of the Facility pursuant to Section 7.2 hereof, and that any such Modifications and Replacement Components shall, immediately upon such incorporation or replacement, become subject to this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture.
Section 3.FACILITY LEASE TERM AND RENT
Section 3.1Facility Lease Term. The term of this Facility Lease (the “Facility Lease Term”) shall commence on the Lease Commencement Date and shall terminate at 11:59 p.m., New York City time, on the Expiration Date, subject to earlier termination (a) in whole pursuant to Sections 15 or 18 hereof or (b) in part with respect to a Relevant Portion of the Facility pursuant to Section 15 hereof; provided, however, that if a Significant Lease Default shall have occurred prior to the then scheduled expiration of the Facility Lease Term and is continuing on such date, the Facility Lease Term shall be extended until such time as either (i) such Significant Lease Default has been cured and all relevant amounts due and payable by TVA hereunder and under the other Transaction Documents have been paid or (ii) the Facility Lessee has delivered possession of the Facility and the Facility Site to the Owner Lessor in accordance with the terms hereof, including as a result of the exercise of the dispossessory remedies set forth in Section 18.2 hereof.

Section 3.2Rent. The Facility Lessee hereby agrees to pay to the Owner Lessor basic lease rent (“Basic Lease Rent”) for the lease of the Facility during the Facility Lease Term in installments payable on each Rent Payment Date in the amount set forth opposite such Rent Payment Date under the columns entitled “Basic Lease Rent (Debt Portion)” and “Basic Lease Rent (Equity Portion)” on Schedule 1 hereto, subject to adjustment in accordance with Section 3.4 hereof. In the event this Facility Lease shall have been terminated in part pursuant to Section 15 with respect to a Relevant Portion of the Facility, Basic Lease Rent payable on any Rent Payment Date thereafter shall be determined by multiplying the amount calculated pursuant to the immediately preceding sentence by a fraction, the numerator of which is the number of Units that continue to be subject to this Facility Lease and the Head Lease after giving effect to such termination and the denominator of which is the number of Units subject to this Facility Lease immediately prior to such partial termination, and Basic Lease Rent and Termination Value shall be adjusted downward by such amount in accordance with Section 3.4. All Basic Lease Rent to be paid pursuant to this Section 3.2 shall be payable in the manner set forth in Section 3.5.
Section 3.3Supplemental Lease Rent. The Facility Lessee also agrees to pay to the Owner Lessor, or to any other Person entitled thereto as expressly provided herein or in any other Transaction Document, as appropriate, any and all Supplemental Lease Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and on an After-Tax Basis to the extent such Supplemental Lease Rent is paid in order to pay, or reimburse the Owner Lessor or the Indenture Trustee for, costs or expenses of the Owner Lessor or the Indenture Trustee under any Transaction Document and in the event of any failure on the part of the Facility Lessee to pay any Supplemental Lease Rent, the Owner Lessor shall have all rights, powers and remedies provided for herein. The Facility Lessee will also pay as Supplemental Lease Rent, to the extent permitted by Applicable Law, an amount equal to interest at the Overdue Rate on any part of any payment of Basic Lease Rent not paid when due for any period for which the same shall be overdue and on any Supplemental Lease Rent not paid when due (whether on demand or otherwise) for the period from such due date until the same shall be paid. All Supplemental Lease Rent to be paid pursuant to this Section 3.3 shall be payable in the manner set forth in Section 3.5.
Section 3.4Adjustment of Lease Schedules.
(a)The Facility Lessee and the Owner Lessor agree that Basic Lease Rent shall be adjusted after the Closing Date, either upwards or downwards, to reflect (i) a reduction in Basic Lease Rent in connection with a partial termination of the Facility Lease pursuant to Section 15 calculated in accordance with the second sentence of Section 3.2, (ii) a reduction in Basic Lease Rent in connection with the prepayment of one or more Equity Notes in connection with a Regulatory Event of Loss calculated in accordance with Section 13.2(c), and (iii) either a reduction or an increase in Basic Lease Rent to reflect the principal amount, amortization and interest rate on any Additional Lessor Notes issued pursuant to Section 2.12 of the Lease Indenture in connection with (A) a refinancing of the Lessor Notes pursuant to Section 11.1 of the Participation Agreement or (B) a Supplemental Financing pursuant to Section 11.2 of the Participation Agreement. Any adjustments pursuant to this Section 3.4 shall be calculated in a manner to ensure that Basic Lease Rent payable hereunder is in an amount sufficient to enable the Owner Lessor to pay the principal of and interest on the Lessor Notes (after taking into account such Additional Lessor Notes issued pursuant to Section 11.2 of the Participation Agreement and refinancing of Lessor Notes in

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accordance with Section 11.1 of the Participation Agreement, as applicable) due and payable on each scheduled payment date in respect of such Lessor Note and to preserve the return on and of the Equity Investment and, in the case of a Supplemental Financing, any Additional Equity Investment made pursuant to Section 11.2 of the Participation Agreement, as contemplated at the time the Equity Investment or Additional Equity Investment, if any, was made through the end of the Facility Lease Term calculated in a manner consistent with the initial calculation of the return on and of the Equity Investment of the Owner Lessor and the Equity Investor, including as to the U.S. federal, state and local income tax consequences of the return on and of such investment and of the receipt of Basic Lease Rent and Supplemental Lease Rent by the Owner Lessor for the payment of amounts due and payable by the Owner Lessor under or with respect to the Lessor Notes or the Lease Indenture. The adjustments contemplated by this Section 3.4 will result in corresponding adjustments to the Termination Values. Any adjustment pursuant to this Section 3.4(a) shall be made subject to and in compliance with Section 3.4(b) hereof.
(b)Anything herein or in any other Transaction Document to the contrary notwithstanding, Basic Lease Rent payable on any Rent Payment Date, whether or not adjusted in accordance with this Section 3.4, shall, in the aggregate, be in an amount at least sufficient to pay in full the scheduled principal of and interest payments on the Lessor Notes on such Rent Payment Date, other than any such scheduled principal of and interest payments on the Lessor Notes to the extent paid from the Construction Period Financing Account pursuant to Section 2.17 of the Lease Indenture. Anything herein or in any other Transaction Document to the contrary notwithstanding, Termination Values on any date under this Facility Lease, whether or not adjusted in accordance with this Section 3.4, shall, together with Basic Lease Rent due and owing on such date, be in an amount at least sufficient to pay in full the principal of, and accrued interest on, the Lessor Notes payable on such date.
(c)Any adjustment pursuant to this Section 3.4 shall initially be computed by the Facility Lessee, subject to the verification procedure described in this Section 3.4(c). Once computed, the results of such computation shall promptly be delivered by the Facility Lessee to the Owner Lessor. Within 20 days after the receipt of the results of any such adjustment, the Owner Lessor may request that a nationally recognized firm of independent public accountants (which firm shall not be the primary accountants for the Facility Lessee, the Owner Lessor, the Equity Investor or the Lease Indenture Trustee) jointly selected by the Owner Lessor and the Facility Lessee (the “Verifier”) verify, after consultation with the Owner Lessor and the Facility Lessee, the accuracy of such adjustment in accordance with this Section 3.4. The Owner Lessor and the Facility Lessee hereby agree, subject to the execution by the Verifier of an appropriate confidentiality agreement, to provide the Verifier with all information and materials (other than income tax returns) as shall be necessary in connection therewith. If the Verifier confirms that such adjustment is in accordance with this Section 3.4, it shall so certify to the Facility Lessee and the Owner Lessor and such certification shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Equity Investor. If the Verifier concludes that such adjustment is not in accordance with this Section 3.4, and the adjustments to Basic Lease Rent or Termination Value calculated by the Verifier are different from those calculated by the Facility Lessee, then it shall so certify to the Facility Lessee and the Owner Lessor and the Verifier’s calculation shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Equity Investor. If the Owner Lessor does not request verification of any adjustment within the period specified

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above, the computation provided by the Facility Lessee shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Equity Investor. The final determination of any adjustment hereunder shall be set forth in an amendment to this Facility Lease, executed and delivered by the Owner Lessor and the Facility Lessee; provided, however, that any omission to execute and deliver such amendment shall not affect the validity and effectiveness of any such adjustment. The reasonable fees, costs and expenses of the Verifier in verifying an adjustment pursuant to this Section 3.4 shall be paid by the Facility Lessee. Notwithstanding anything herein to the contrary, the sole responsibility of the Verifier shall be to verify the calculations hereunder and matters of interpretation of this Facility Lease or any other Transaction Document shall not be within the scope of the Verifier’s responsibilities.
Section 3.5Manner of Payments. All Rent (whether Basic Lease Rent or Supplemental Lease Rent) shall be paid by the Facility Lessee in lawful currency of the United States of America in immediately available funds to the recipient not later than 1:00 p.m. (New York City time) on the date due. All Rent payable to the Owner Lessor (other than Excepted Payments) shall be paid by the Facility Lessee to the Owner Lessor by payment to the Owner Lessor’s Account, or to such other place as the Owner Lessor shall notify the Facility Lessee in writing; provided, however, that so long as the Lien of the Lease Indenture has not been discharged, the Owner Lessor hereby irrevocably directs (it being agreed and understood that such direction shall be deemed to have been revoked after the Lien of the Lease Indenture shall have been fully discharged in accordance with its terms), and the Facility Lessee agrees, that all payments of Rent (other than Excepted Payments) payable to the Owner Lessor shall be paid by wire transfer directly to the Lease Indenture Trustee’s Account or to such other place as the Lease Indenture Trustee shall notify the Facility Lessee in writing pursuant to the Lease Indenture. Payments constituting Excepted Payments shall be made to the Person entitled thereto at the address for such Person set forth in the Participation Agreement, or to such other place as such Person shall notify the Facility Lessee in writing.
Section 4.DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT
Section 4.1Disclaimer of Warranties.
(a)Without waiving any claim the Facility Lessee may have against any manufacturer, vendor or contractor, THE FACILITY LESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE OWNER LESSOR, THE LESSOR MANAGER, THE EQUITY INVESTOR AND THE LEASE INDENTURE TRUSTEE THAT (i) THE FACILITY AND EACH COMPONENT THEREOF IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO THE FACILITY LESSEE, (ii) THE FACILITY LESSEE IS SATISFIED THAT THE FACILITY AND EACH COMPONENT THEREOF IS SUITABLE FOR THEIR RESPECTIVE PURPOSES, (iii) NONE OF THE OWNER LESSOR, THE LESSOR MANAGER, THE EQUITY INVESTOR OR THE LEASE INDENTURE TRUSTEE IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (iv) THE FACILITY IS LEASED HEREUNDER TO THE EXTENT PROVIDED HEREBY FOR THE FACILITY LEASE TERM SPECIFIED HEREIN SUBJECT TO ALL APPLICABLE LAWS NOW IN EFFECT OR HEREAFTER ADOPTED, INCLUDING (A) ZONING REGULATIONS, (B) ENVIRONMENTAL LAWS AND (C) BUILDING RESTRICTIONS, AND IN THE STATE AND CONDITION OF EVERY PART THEREOF

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WHEN THE SAME FIRST BECAME SUBJECT TO THIS FACILITY LEASE, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE OWNER LESSOR, THE LESSOR MANAGER, THE EQUITY INVESTOR OR THE LEASE INDENTURE TRUSTEE AND (vi) THE OWNER LESSOR LEASES FOR THE FACILITY LEASE TERM SPECIFIED HEREIN AND THE FACILITY LESSEE TAKES THE FACILITY UNDER THIS FACILITY LEASE “AS-IS”, “WHERE-IS” AND “WITH ALL FAULTS”, AND THE FACILITY LESSEE ACKNOWLEDGES THAT NONE OF THE OWNER LESSOR, THE LESSOR MANAGER, THE EQUITY INVESTOR OR THE LEASE INDENTURE TRUSTEE MAKES NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY OF THE FACILITY OR AS TO THE TITLE TO THE FACILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE FACILITY OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Owner Lessor represents and warrants that on the Closing Date and the Lease Commencement Date, the Facility will be free of Owner Lessor’s Liens. It is agreed that all such risks, as between the Owner Lessor, the Lessor Manager, the Equity Investor and the Lease Indenture Trustee on the one hand and the Facility Lessee on the other hand are to be borne by the Facility Lessee with respect to acts, occurrences or omissions prior to or during the Facility Lease Term. None of the Owner Lessor, the Lessor Manager, the Equity Investor or the Lease Indenture Trustee shall have any responsibility or liability to the Facility Lessee or any other Person with respect to any of the following: (1) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Facility or any Component or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (2) the use, operation or performance of the Facility, any Unit or any Component thereof or any risks relating thereto; or (3) the construction, delivery, operation, servicing, maintenance, repair, improvement, replacement or decommissioning of the Facility, any Unit or any Component thereof. The provisions of this paragraph (a) of this Section 4.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties of the Owner Lessor, the Lessor Manager, the Equity Investor and the Lease Indenture Trustee, express or implied, with respect to the Facility, any Unit or any Components thereof that may arise pursuant to any Applicable Law now or hereafter in effect, or otherwise.
(b)From and after the Closing Date, the Owner Lessor hereby appoints irrevocably and constitutes the Facility Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time so long as the Owner Lessor does not have the right to exercise remedies pursuant to Section 18.2, in the name and for the account of the Owner Lessor and the Facility Lessee, as their interests may appear, but in all cases at the sole cost and expense of the Facility Lessee, whatever claims and rights the Owner Lessor may have in respect of the Facility, any Unit or any Component thereof, against any manufacturer, vendor or contractor, or under any express or implied warranties relating to the Facility, any Unit or any Component thereof; provided, however,

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that, the Owner Lessor may revoke such appointment, by written notice to the Facility Lessee, if (i) a Lease Event of Default shall have occurred and be continuing, (ii) any manufacturer, vendor or contractor is in default or otherwise not in compliance with its obligations or warranties relating to the Facility, the Unit or any Component thereof and (iii) the Facility Lessee has failed to diligently pursue the enforcement of rights under the respective warranties against such manufacturer, vendor or contractor, and such failure could reasonably be expected to result in a material adverse effect on the operation and maintenance of the Facility, the Global Common Facilities or the Site.
Section 4.2Quiet Enjoyment. The Owner Lessor expressly agrees that, notwithstanding any provision of any other Transaction Document, but without limiting the rights and remedies which may be available to the Owner Lessor (and the Lease Indenture Trustee as its assignee) under and in accordance with Section 18, neither it, the Lessor Manager, the Equity Investor, the Equity Manager nor any other party acting by, through or under the Owner Lessor, the Lessor Manager, the Equity Investor or the Equity Manager shall interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Facility Lessee of the Facility prior to the expiration or early termination of this Facility Lease in accordance with the terms hereof.
Section 5.RETURN OF FACILITY
Section 5.1Return. Upon the early termination of this Facility Lease pursuant to Section 18.2 or, if the Facility Lessee shall fail to satisfy the requirements set forth in Section 16, the exercise of dispossessory remedies under Section 18.2 on or after the Expiration Date, the Facility Lessee, at its own expense, shall deliver possession of the Facility (together with Modifications to the Facility that shall have become subject to the Head Lease and this Facility Lease pursuant to Section 9 of the Head Lease and Section 8.3 hereof) to the Owner Lessor or any permitted transferee or assignee of the Owner Lessor. The Facility Lessee shall effect delivery of the Facility at its own cost and expense by surrendering the Facility into the possession of the Owner Lessor or such transferee or assignee and by executing and delivering to the Owner Lessor or such transferee or assignee an instrument or instruments in form and substance reasonably acceptable to the Owner Lessor evidencing surrender by the Facility Lessee of the Facility Lessee’s right to the Facility under this Facility Lease and to the possession thereof. In connection with such return, the Facility Lessee shall (a) assign, to the extent permitted by Applicable Law, and shall cooperate with all reasonable requests of the Owner Lessor for purposes of obtaining, or enabling the Equity Investor, the Owner Lessor or such transferees or assignees to obtain, any and all licenses, permits, approvals and consents of any Governmental Entities or other Persons that are or will be required to be obtained by the Equity Investor, the Owner Lessor or such transferee or assignee in connection with the use, operation or maintenance of the Facility on or after such return in compliance with Applicable Law; and (b) provide the Owner Lessor or a permitted transferee or assignee of the Owner Lessor, subject to any equipment manufacturer-imposed conditions of confidentiality, copies of all documents, instruments, plans, maps, specifications, manuals, drawings and other documentary materials relating to the installation, maintenance, operation, construction, design, modification or repair of the Facility or any portion thereof, as shall be in the Facility Lessee’s possession and shall be reasonably appropriate or necessary for the ownership, possession, operation or maintenance of the Facility.
Section 5.2Condition Upon Delivery of Possession to Owner Lessor. In connection with the delivery of possession of the Facility by the Facility Lessee to the Owner Lessor pursuant to

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Section 5.1, the Facility Lessee shall ensure, at the Facility Lessee’s sole cost and expense, that the Facility complies with each of the following conditions:
(a)the Facility (including all Required Modifications and Nonseverable Modifications) will be in at least as good condition as if it had been maintained, repaired and operated during the Facility Lease Term in compliance with the provisions of this Facility Lease, ordinary wear and tear and degradation excepted;
(b)the Facility shall be free and clear of all Liens other than Permitted Post Facility Lease Term Liens;
(c)the Facility control capability will be operational such that the Facility can be operated independently of any other power generation facility owned or operated by the Facility Lessee;
(d)the Facility shall have at least the capability and functional ability to perform, substantially at the ratings for which it was designed in normal commercial operation, all functions for which it was designed (normal wear and tear and degradation excepted); and
(e)no Component shall be a temporary Component and any Replacement Component shall comply with Prudent Industry Practice.
The Facility Lessee, at the request of the Owner Lessor, shall lease (subject to all existing encumbrances) to the Owner Lessor (or its designee) at the then Fair Market Rental Value thereof under the Head Lease, determined by agreement between the Facility Lessee and the Owner Lessor or, absent agreement, by an appraisal conducted according to the Appraisal Procedures, any or all Optional Modifications that are Removable Modifications and which have been made to the Facility following the Lease Commencement Date. The Facility Lessee shall enter into any amendments or modifications to the Head Lease necessary to cause such Modifications to be subject thereto; provided, that title to such Modifications will remain vested in the Head Lessor. The appraiser’s fees and expenses incurred pursuant to this clause shall be paid by the Owner Lessor.

Section 5.3Deferred Maintenance on the Facility. In connection with a delivery of possession of the Facility by the Facility Lessee to the Owner Lessor pursuant to Section 5.1, the Facility Lessee will, at the cost and expense of the Facility Lessee, perform such maintenance on the Facility that is required to satisfy the conditions described in Section 5.2. If the Facility Lessee is unable to perform such requested maintenance, it will use reasonable efforts to arrange on behalf of the Owner Lessor and with no liability to the Owner Lessor to have such maintenance performed by a Person acceptable to the Owner Lessor. The Facility Lessee shall promptly pay such rates charged by any Person in connection with such requested maintenance.
Section 6.LIENS
The Facility Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Facility, the Facility Site or any interest therein or in, to or on its interest in this Facility Lease or its interest in any other Transaction Document, except Permitted Liens, and the Facility Lessee shall promptly notify the Owner Lessor of the imposition of any such

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Lien of which the Facility Lessee is aware and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lien.
Section 7.MAINTENANCE; REPLACEMENTS OF COMPONENTS
Section 7.1Maintenance. The Facility Lessee, at its own cost and expense, will (a) cause the Facility to be maintained in accordance with Prudent Industry Practice, and will not operate the Facility other than in compliance with all Applicable Laws of any Governmental Entity having jurisdiction (provided that the Facility Lessee may contest, in good faith and by appropriate proceedings, the validity or applicability of any such Applicable Law) and (b) make, or cause to be made, all necessary repairs, renewals and replacements thereof in accordance with Prudent Industry Practice. Nothing in this Facility Lease or in the other Transaction Documents will require TVA to operate the Facility; provided that if and when TVA does operate the Facility, the Facility shall be operated in accordance with Prudent Industry Practice.
Section 7.2Replacement of Components. In the ordinary course of maintenance, service, repair or testing, the Facility Lessee, at its own cost and expense, may remove or cause or permit to be removed from the Facility any Component; provided, however, that the Facility Lessee shall cause such Component to be replaced by a replacement Component which shall be free and clear of all Liens (except Permitted Liens) and in as good operating condition as the Component replaced, assuming that the Component replaced was maintained in accordance with this Facility Lease (each such replacement Component being herein referred to as a “Replacement Component”). If any Component that is subject to this Facility Lease is at any time removed from the Facility, such Component shall remain subject to this Facility Lease, wherever located, until such time as such Component shall be replaced by a Replacement Component that has been incorporated in the Facility and that meets the requirements for Replacement Components specified above. Immediately upon any Replacement Component becoming incorporated in the Facility, without further act (and at no cost to the Owner Lessor and with no adjustment to Basic Lease Rent or Termination Value), (a) the removed Component shall no longer be subject to the Head Lease, this Facility Lease or the Lien of the Lease Indenture, and shall be free and clear of all rights of the Owner Lessor and the Lease Indenture Trustee and (b) the Replacement Component shall automatically (i) become subject to the Head Lease, this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture and (ii) be deemed a part of the Facility for all purposes of the Head Lease and this Facility Lease. Notwithstanding anything in this Section 7.2 or elsewhere in this Facility Lease to the contrary, if the Facility Lessee has determined that a Component is surplus or obsolete and not necessary for the operation of the Facility in accordance with this Facility Lease, the Facility Lessee shall have the right to remove such Component without replacing such Component, and upon such removal, the removed Component shall no longer be subject to the Head Lease, this Facility Lease or the Lien of the Lease Indenture.
Section 8.MODIFICATIONS
Section 8.1Required Modifications. The Facility Lessee, at its own cost and expense, shall make or cause or permit to be made all Modifications to the Facility as are required by Applicable Law or any Governmental Entity having jurisdiction (each, a “Required Modification”); provided, however, that the Facility Lessee may, in good faith and by appropriate

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proceedings, diligently contest the validity or application of any Applicable Law in any reasonable manner which does not involve any material risk of (a) foreclosure, sale, forfeiture or loss of, or imposition of a material Lien on the Facility or any impairment of the use, operation or maintenance of the Facility in any material respect, or (b) any criminal or material civil liability being imposed on the Lessor Manager, the Equity Investor, the Equity Manager, any Equity Note Purchaser, or the Owner Lessor, the Lease Indenture Trustee or any Noteholder.
Section 8.2Optional Modifications. The Facility Lessee at any time may, at its own cost and expense and without the consent of any other Person, make or cause or permit to be made any Modification to the Facility as the Facility Lessee considers desirable in the proper conduct of its business (any such Modification which is not a Required Modification being referred to as an “Optional Modification”).
Section 8.3Title to Modifications. Title to all Modifications shall be with the Head Lessor. All Required Modifications, all Nonseverable Modifications and all Modifications financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section 11.2 of the Participation Agreement shall (at no cost to the Owner Lessor and with no adjustment to Head Lease Rent, or except in the case of a Supplemental Financing and Additional Equity Investment, Basic Lease Rent or Termination Value) automatically upon being affixed to or incorporated into the Facility (a) become subject to the Head Lease and this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture and (b) be deemed part of the Facility for all purposes of the Head Lease and this Facility Lease. The Facility Lessee, at its own cost and expense, shall take such steps as either the Owner Lessor or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee may reasonably require from time to time to confirm that the Modifications set forth in the preceding sentence are subject to the Head Lease and this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture. No Optional Modification which is a Severable Modification (other than such Optional Modifications which are financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section 11.2 of the Participation Agreement, any such Optional Modification that is a Severable Modification that has not been so financed is referred to as a “Removable Modification”) shall become subject to the Head Lease and this Facility Lease or the Lien of the Lease Indenture unless the Owner Lessor shall have elected to lease, in accordance with Section 5.2, such Removable Modification. Removable Modifications may be removed by the Facility Lessee at any time prior to the exercise by the Owner Lessor of its remedies under Section 18.2 at the Facility Lessee’s cost and expense. The Facility Lessee will repair, at its own cost and expense, any damage caused by its removal of any Removable Modifications.
Section 9.NET LEASE
This Facility Lease is a “net lease” and the Facility Lessee’s obligation to pay all Basic Lease Rent payable hereunder, as well as any Termination Value (or amount computed by reference thereto) in lieu of Basic Lease Rent following termination of this Lease, shall be absolute and unconditional under any and all circumstances and shall not be terminated, extinguished, diminished, lost or otherwise impaired by any circumstance of any character, including by (a) any setoff, counterclaim, recoupment, defense or other right which the Facility Lessee may have against the Owner Lessor, the Lessor Manager, the Equity Investor, the Equity

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Manager, any Equity Note Purchaser, or the Lease Indenture Trustee, the Noteholders or any other Person, including any claim as a result of any breach by any of said parties of any covenant or provision in this Facility Lease or any other Transaction Document, (b) any lack or invalidity of title or other interest or any defect in the title or other interest, condition, design, operation, merchantability or fitness for use of the Facility or any Component or any portion thereof, or any eviction by paramount title or otherwise, or any unavailability of the Facility, the Global Common Facilities, the Site, any Component or any portion thereof, (c) the failure to complete the construction of the Facility, or to reach Substantial Completion or Final Completion under, and as defined in, the Construction Management Agreement, (d) any loss or destruction of, or damage to, the Facility, the Global Common Facilities, the Site or any Component or any portion thereof or interruption or cessation in the use or possession thereof or any part thereof by the Facility Lessee for any reason whatsoever and of whatever duration, (e) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Facility, the Global Common Facilities, the Site or any Component or any portion thereof by any Governmental Entity or otherwise, (f) the invalidity or unenforceability or lack of due authorization or other infirmity of this Facility Lease or any other Transaction Document, (g) the lack of right, power or authority of the Owner Lessor to enter into this Facility Lease or any other Transaction Document, (h) any ineligibility of the Facility, the Global Common Facilities, the Site or any Component or any portion thereof for any particular use, whether or not due to any failure of the Facility Lessee to comply with any Applicable Law, (i) any event of “force majeure”, (j) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (k) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Facility Lessee or any other Person, (l) any Lien of any Person with respect to the Site, the Facility, the Global Common Facilities or any Component or any portion thereof, or (m) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein or in any other Transaction Document, it being the intention of the parties hereto that all Basic Lease Rent (and all amounts, including Termination Value (or amounts computed by reference thereto), in lieu of Basic Lease Rent following termination of this Facility Lease in whole or in part) payable by the Facility Lessee hereunder shall continue to be payable in all events in the manner and at times provided for herein. All Rent, including Basic Lease Rent (and all amounts, including Termination Value (or amounts computed by reference thereto), in lieu of Basic Lease Rent following termination of this Facility Lease in whole or in part), shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Facility Lessee or any other Person against the Owner Lessor or any other Person under this Facility Lease or otherwise. To the extent permitted by Applicable Law, the Facility Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Facility Lease except in accordance with Sections 10, 13 or 15 hereof. If for any reason whatsoever this Facility Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Facility Lessee nonetheless agrees, to the extent permitted by Applicable Law, to pay to the Owner Lessor an amount equal to each installment of Basic Lease Rent and all Supplemental Lease Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Facility Lease not been so terminated. Nothing contained herein shall be construed to waive any claim which the Facility Lessee might have

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under any of the Transaction Documents or otherwise or to limit the right of the Facility Lessee separately to make any claim it might have against the Owner Lessor or any other Person or to separately pursue such claim in such manner as the Facility Lessee shall deem appropriate.
Section 10.EVENTS OF LOSS
Section 10.1Occurrence of Events of Loss. The Facility Lessee will promptly notify the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee of any damage to, or other event with respect to, any portion of the Facility which the Facility Lessee reasonably anticipates will cause an Event of Loss. If an Event of Loss shall occur, then no later than eighteen months following such occurrence, the Facility Lessee shall notify the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, in writing of its election to either (a) subject to the satisfaction of the conditions set forth in Section 10.3(a), rebuild or replace the Facility or a Relevant Portion of the Facility or (b) terminate this Facility Lease, in whole or in part with respect to the Facility or a Relevant Portion of the Facility, as the case may be, by electing to effect an Early Buy Out pursuant to Section 15.1 hereof; provided, however, that the Facility Lessee may only elect to terminate the Facility Lease in part with respect to a Relevant Portion of the Facility to the extent that the remaining Units subject to the Facility Lease continue to be (or will be, after repairing in accordance with this Facility Lease any damage to such remaining Units which may have occurred as a result of the Event of Loss to a Relevant Portion of the Facility to which such partial termination relates) commercially viable in accordance with Prudent Industry Practice. Subject to the last sentence of Section 15.1, the Facility Lessee may elect the option provided in clause (b) of the preceding sentence regardless of whether a Relevant Portion of the Facility is to be rebuilt or replaced. If the Facility Lessee fails to make an election as provided above, an Event of Loss shall be deemed to occur with respect to the Facility or, if the Event of Loss relates to less than all of the Units, a Relevant Portion of the Facility, as of the end of the eighteen-month period referred to in the second sentence of this Section 10.1 and the Facility Lessee will be deemed to have made the election to terminate this Facility Lease, in whole or in part, as the case may be, by exercising its Early Buy Out pursuant to Section 15.2 and will be deemed to have delivered an Early Buy Out Notice pursuant to Section 15.2 as of the end of such eighteen-month period.
Section 10.2Condemnation Payments. Any payments received at any time by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee from any Governmental Entity as a result of the occurrence of an Event of Loss described in clause (c) of the definition of Event of Loss shall be promptly paid to the Owner Lessor or, if the Lien of the Lease Indenture shall not have been discharged or terminated, to the Lease Indenture Trustee, to be held as security for the Facility Lessee’s obligations hereunder and under the other Transaction Documents, and shall be promptly applied, first, to satisfy the Facility Lessee’s obligation to pay Termination Value and other amounts required to be paid by it under Section 15.2(a), if any, and, so long as no Significant Lease Default shall then have occurred and be continuing, the balance shall be paid to or retained by, as applicable, the Facility Lessee.
Section 10.3Rebuild or Replace. The Facility Lessee’s right to rebuild or replace the Facility or any Relevant Portion of the Facility pursuant to Section 10.1(a) shall be subject to the

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fulfillment, at the Facility Lessee’s sole cost and expense, in addition to the conditions contained in said clause (a), of the following conditions:
(a)the Facility Lessee shall cause the rebuilding or replacement of the Facility or any Relevant Portion of the Facility to commence as soon as reasonably practicable after notifying the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee pursuant to Section 10.1(a) of its election to rebuild or replace the Facility or any Relevant Portion of the Facility, and in all events within thirty-six (36) months of the occurrence of the event that caused such Event of Loss, and will cause work on such rebuilding or replacement to proceed diligently thereafter. As the rebuilding or replacement of the Facility or any Relevant Portion of the Facility progresses and title to the rebuilt or replacement Facility or Relevant Portion of the Facility vests in the Head Lessor, the rebuilt or replacement facilities shall become subject to the Head Lease, this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture and be deemed a part of the Facility for all purposes of the Head Lease and this Facility Lease, automatically without any further act by any Person; and
(b)within thirty (30) days after the date of the completion of such rebuilding or replacement (the “Rebuilding Closing Date”) the following documents shall be duly authorized, executed and delivered and, if appropriate, filed for recordation by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof shall be delivered to the Owner Lessor, the Lessor Manager and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee: (i) supplements to the Head Lease and this Facility Lease subjecting the rebuilt or replacement facilities to the Head Lease and this Facility Lease (with no change in Head Lease Rent or in Basic Lease Rent as a result of such rebuilding or replacement), (ii) so long as the Lien of the Lease Indenture shall not have been terminated or discharged, supplements to the Lease Indenture subjecting the rebuilt or replacement facilities to the Lien of the Lease Indenture, (iii) such recordings and filings as may be reasonably requested by the Owner Lessor or the Lease Indenture Trustee to be made or filed, (iv) an opinion of counsel of the Facility Lessee, such counsel and such opinion to be reasonably satisfactory to the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee to the effect that (A) the supplements to the Head Lease and this Facility Lease required by clause (i) above constitute effective instruments for subjecting the rebuilt or replacement facilities to the Head Lease and this Facility Lease, (B) the supplements to the Lease Indenture required by clause (ii) above, if any, constitute effective instruments for subjecting the rebuilt or replacement facilities to the Lien of the Lease Indenture, and (C) all filings and other action necessary to perfect and protect the Owner Lessor’s and, if applicable, the Lease Indenture Trustee’s interest in the rebuilt or replacement facilities have been accomplished, (v) a report by an independent engineer certifying that the rebuilt or replacement facilities are in a state of repair and condition required by this Facility Lease, and (vi) an Officer’s Certificate of the Facility Lessee as to compliance with this Section 10.3 and that no Lease Event of Default shall have occurred and be continuing as a result of the rebuilding or replacement.
Whether or not the transactions contemplated by this Section 10.3 are consummated, the Facility Lessee agrees to pay or reimburse, on an After-Tax Basis, any costs or expenses (including reasonable and documented legal fees and expenses) incurred by the Owner Lessor, the Lessor

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Manager and the Lease Indenture Trustee in connection with the transactions contemplated by this Section 10.3.
Section 10.4Application of Payments Not Relating to an Event of Loss. In the event that during the Facility Lease Term the use of all or any portion of the Facility is requisitioned or taken by or pursuant to a request of any Governmental Entity under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, the Facility Lessee’s obligation to pay all installments of Basic Lease Rent shall continue for the duration of such requisitioning or taking. The Facility Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Entity as compensation for such requisition or taking of possession; provided, however, that if at the time of such payment a Significant Lease Default shall have occurred and be continuing, all such sums shall be paid to and held by the Lease Indenture Trustee, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, or thereafter, the Owner Lessor as security for the obligations of the Facility Lessee under this Facility Lease, and such amount shall be paid to the Facility Lessee only at such time as no Significant Lease Default shall be continuing.
Section 11.INSURANCE
Section 11.1Insurance by Owner Lessor. At any time, the Owner Lessor (either directly or in the name of the Equity Investor), the Equity Investor or the Lease Indenture Trustee may at its own expense and for its own account carry insurance with respect to its interest in the Facility or the Ground Interest. Any insurance payments received from policies maintained by the Owner Lessor, the Equity Investor or the Lease Indenture Trustee pursuant to the previous sentence shall be retained by the Owner Lessor, the Equity Investor or the Lease Indenture Trustee, as the case may be.
Section 11.2Insurance by the Facility Lessee.
(a)If and for so long as the Facility Lessee is rated less than BBB+ by S&P or Baa1 by Moody’s, the Facility Lessee shall maintain (or cause to be maintained) property and commercial general liability insurance with respect to the Facility customarily carried by other operators of similar facilities of comparable size as the Facility and against such loss, damage or liability and with such deductibles as are customarily insured against. Any such property insurance required to be maintained pursuant to this Section 11.2(a) shall, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, name the Lease Indenture Trustee as loss payee with respect to any claim in excess of $10 million and such amounts shall be paid to the Facility Lessee as and when needed to pay or reimburse the Facility Lessee for any construction costs to repair the damage to which such claim relates, with the balance, if any paid to the Facility Lessee upon completion of such repairs, or applied at the direction of the Facility Lessee to pay Termination Value or any other amounts payable by the Facility Lessee under Section 15 in connection with an Event of Loss. During the period the Facility Lessee is required to maintain insurance pursuant to this Section 11.2(a), the Facility Lessee shall no less frequently than annually provide the Owner Lessor, the Equity Investor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, a description of the insurance it is maintaining pursuant to this Section 11.2 and evidence which may at the Facility Lessee’s

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option, be in the form of an Officer’s Certificate, that all premiums in respect of such policies are current and that such insurance is in effect.
(b)Notwithstanding Section 11.2(a), the Facility Lessee agrees that if and to the extent the Facility Lessee is insuring other gas-fired combustion turbine generating facilities similar to the Facility which are owned or leased by the Facility Lessee or self-insures for third party liability for the Facility Lessee’s operation of such other facilities owned or leased by the Facility Lessee, the Facility Lessee shall maintain (or cause to be maintained) insurance for property damage or third party liability, as the case may be, with respect to the Facility in comparable amounts, with comparable deductibles and on other terms substantially comparable to the insurance maintained with respect to such other facilities.
Section 12.INSPECTION
During the Facility Lease Term, the Owner Lessor, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and their representatives may, during normal business hours, on reasonable notice to the Facility Lessee and at their own risk and expense (except, at the expense but not risk, of the Facility Lessee when a Significant Lease Default or a Lease Event of Default has occurred and is continuing), inspect the Facility and the records with respect to the operations and maintenance thereof, in the Facility Lessee’s custody; provided, however, that so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, each such Person (together with their representatives) shall only be entitled to make one inspection in any twelve-month period; provided, further, that the limitations on the number of inspections included in the preceding proviso shall not apply with respect to any such inspection made in connection with the occurrence of (a) a catastrophic failure of any Component or system which causes a forced outage in excess of sixty (60) days, (b) failure or malfunction of any equipment resulting in serious injury or death, (c) a significant curtailment of operations due to a final, nonappealable order of a Governmental Entity having jurisdiction over Environmental Laws or safety, or (d) following commencement of commercial operations, cessation of operations of the Facility for more than one-hundred and eighty (180) days. Any such inspection will not unreasonably interfere with the operation or maintenance of the Facility or the conduct by the Facility Lessee of its business and will be in accordance with Applicable Law and the Facility Lessee’s safety and security precautions and confidentiality undertakings, as applicable. In no event shall the Owner Lessor, the Lessor Manager, the Equity Investor or the Lease Indenture Trustee have any duty or obligation to make any such inspection and such Persons shall not incur any liability or obligation by reason of not making any such inspection.
Section 13.REGULATORY EVENT OF LOSS
Section 13.1Occurrence of a Regulatory Event of Loss. The Owner Lessor and the Equity Investor shall promptly notify the Facility Lessee and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee of an event or occurrence of which it has Actual Knowledge that it reasonably believes constitutes a Regulatory Event of Loss with respect to it. Such notice shall specify in reasonable detail the event or occurrence giving rise to such Regulatory Event of Loss and the materially burdensome rate of return regulation or other applicable public utility law or regulation of a Governmental Entity. The Owner Lessor, the

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Equity Investor and the Facility Lessee shall reasonably cooperate and take reasonable measures to alleviate such Regulatory Event of Loss at the cost and expense of the party requesting such cooperation. The Owner Lessor or the Equity Investor may elect to declare a Regulatory Event of Loss by giving notice to the Facility Lessee within twelve (12) months of obtaining Actual Knowledge of an event or circumstance which upon the giving of such notice would be a Regulatory Event of Loss (the “Election Notice”).
Section 13.2Procedure for Termination With Respect to a Regulatory Event of Loss. If a Regulatory Event of Loss occurs, then, within sixty (60) days of receiving the Election Notice from the Owner Lessor or the Equity Investor, the Facility Lessee shall elect one of the following:
(a)If the event or occurrence giving rise to such Regulatory Event of Loss would be alleviated by transferring one or more Equity Notes to the Facility Lessee, the Facility Lessee may purchase such Equity Notes from the applicable Equity Note Purchaser on the next succeeding Termination Date, for an amount equal to the Regulatory Event of Loss Termination Payment plus Equity Breakage, in which case each such Equity Note Purchaser shall transfer all of its right, title and interest in its Equity Note by appropriate instruments of transfer without representations (other than that such Equity Note is free and clear of any Liens) to the Facility Lessee or such other Person as the Facility Lessee shall designate;
(b)If the event or occurrence giving rise to such Regulatory Event of Loss would be alleviated by transferring one or more Equity Notes to another Person, the Facility Lessee may pay each Equity Note Purchaser that holds such Equity Notes on the next succeeding Termination Date the amount, if any, by which (i) the Regulatory Event of Loss Termination Payment plus Equity Breakage, exceeds (ii) the net proceeds of the sale of such Equity Note Purchaser’s Equity Note pursuant to this clause (b) received by such Equity Note Purchaser; provided, that if the Facility Lessee elects to make the payment pursuant to this clause (b), then such Equity Note Purchaser shall sell its Equity Note in such manner, to such Person and at such price as directed by the Facility Lessee, at the cost and expense of the Facility Lessee; provided, however, that if such sale does not occur on or before the Termination Date referred to in clause (a) above, then the Facility Lessee shall be deemed to have elected to purchase such Equity Note Purchaser’s Equity Note under clause (a) and shall make the payment required to be made thereunder to such Equity Note Purchaser pursuant thereto on such Termination Date;
(c)If the event or occurrence giving rise to such Regulatory Event of Loss would be alleviated by causing the Equity Investor to prepay one or more Equity Notes, the Facility Lessee may cause the Equity Investor to prepay such Equity Notes by paying to the Owner Lessor for distribution to the Equity Investor for prepayment of such Equity Notes pursuant to the Equity Note Purchase Agreement on the next succeeding Termination Date an amount equal to the Regulatory Event of Loss Termination Payment plus Equity Breakage, whereupon Basic Lease Rent (Equity Portion) and Termination Value (Equity Portion) shall be reduced in accordance with Section 3.4 hereof in an amount equal to the product of (i) Basic Lease Rent (Equity Portion) or Termination Value (Equity Portion), as applicable, multiplied by (ii) the Equity Note Purchaser’s Percentage Interest; provided, that the Facility Lessee may only make an election under this clause (c) with respect to an Equity Note if (A) the total number of Equity Note Purchasers for which an election under this clause (c) is made is less than a majority of the aggregate number of Equity Note

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Purchasers and (B) the Equity Notes held by such Equity Note Purchasers are less than a majority of the aggregate outstanding amount of Equity Notes of the Equity Investor; or
(d)If the event or occurrence giving rise to such Regulatory Event of Loss would be alleviated by transferring the Equity Investor’s Membership Interests in whole or in part to another Person, the Facility Lessee may pay the Equity Investor on the next succeeding Termination Date the amount, if any, by which (i) the Termination Value (Equity Portion) plus Equity Breakage, exceeds (ii) the net proceeds of the sale of Membership Interests pursuant to this clause (d) received by the Equity Investor; provided, that if the Facility Lessee elects to make the payment pursuant to this clause (d), then the Equity Investor shall sell such Membership Interests in such manner, to such Person (which, subject to Applicable Law, may be the Facility Lessee) and at such price as directed by the Facility Lessee, at the cost and expense of the Facility Lessee; provided, however, that if such sale does not occur on or before the Termination Date referred to in clause (a) above, then the Facility Lessee shall be deemed to have elected to purchase such Membership Interests and shall pay the Equity Investor an amount equal to the Termination Value (Equity Portion) plus Equity Breakage, in which case the Equity Investor shall transfer all of its right, title and interest in such Membership Interests by appropriate instruments of transfer without representations to the Facility Lessee or such other Person as the Facility Lessee shall designate.
(e)The Facility Lessee may terminate the Facility Lease (in whole but not in part) by electing an Early Buy Out in accordance with Section 15.1 hereof.
Simultaneously with the payment of any amounts contemplated under clauses (a), (b), (c) or (d) of this Section 13.2 and as a condition to the sale, transfer or prepayment of the applicable Equity Notes or Equity Investor’s Membership Interests, as applicable, the Facility Lessee shall pay all Basic Lease Rent (Equity Portion) and Supplement Lease Rent due and payable on the applicable Termination Date (including all costs and expenses of the Equity Investor, the Owner Lessor or any Equity Note Purchaser incurred in connection therewith and all sales, use, value added and other Taxes required to be paid by the Facility Lessee to the Equity Investor or applicable Equity Note Purchaser associated with the sale, transfer or retirement of the Equity Note Purchaser’s Equity Notes or Equity Investor’s Membership Interests, as applicable) whereupon the Facility Lessee shall cease to have any liability with respect to the Transaction Documents to such Equity Note Purchaser in the case of the payment of amounts pursuant to clauses (a), (b) and (c) and to all Equity Note Purchasers and the Equity Investor in the case of the payment of amounts pursuant to clause (d), except for obligations (including those under Sections 9.1 and 9.2 of the Participation Agreement) surviving pursuant to the express terms of any Transaction Document or which have otherwise accrued but not been paid as of the applicable Termination Date. If necessary, the parties shall reasonably cooperate to cause the provisions of the Owner Lessor LLC Agreement to be amended to reflect the existence of more than one Equity Investor with a Membership Interest in the Owner Lessor.
Section 14.[RESERVED]
Section 15.EARLY BUY OUT
Section 15.1Election of Early Buy Out. The Facility Lessee shall have the right, at its option and at any time (including (a) during the occurrence and continuance of a Significant

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Lease Default or Lease Event of Default so long as the Facility Lease shall not have been terminated by the Owner Lessor pursuant to Section 18.2, (b) following an Event of Loss pursuant to Section 10.1 and (c) following a Regulatory Event of Loss for which the Facility Lessee has made the election described in Section 13.2(d)), by giving written notice (the “Early Buy Out Notice”) to the Owner Lessor, the Lessor Manager, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, to purchase the Owner Lessor’s Interest and terminate this Facility Lease, either in whole with respect to the entire Facility or in part with respect to a Relevant Portion of the Facility (an “Early Buy Out”). In the case of an Early Buy Out other than in connection with an Event of Loss or a Regulatory Event of Loss, the Facility Lessee will specify a Termination Date in the Early Buy Out Notice upon which date such purchase and termination will occur (the “Early Buy Out Date”), which Early Buy Out Date shall occur on a date occurring at least thirty (30) days after the delivery of the Early Buy Out Notice. In the case of an Early Buy Out in connection with an Event of Loss, the Early Buy Out Date shall occur on (i) the next Termination Date occurring at least one month after the Facility Lessee’s delivery of the Early Buy Out Notice, or (ii) if the Event of Loss shall be deemed to have occurred pursuant to the last sentence of Section 10.1, on the Termination Date occurring next following thirty (30) days after the date as of which an Event of Loss shall have been so deemed to have occurred. In the case of an Early Buy Out in connection with a Regulatory Event of Loss, the Early Buy Out Date shall be the Termination Date next succeeding the date of delivery of the Early Buy Out Notice pursuant to Section 13.2(d) with respect to such Regulatory Event of Loss. The Facility Lessee may only purchase the Owner Lessor’s Interest in part or terminate the Facility Lease in part with respect to a Relevant Portion of the Facility to the extent that the remaining Units subject to the Facility Lease continue to be commercially viable in accordance with Prudent Industry Practice. If the Facility Lessee exercises the Early Buy Out in connection with an Event of Loss or Regulatory Event of Loss and the Facility Lessee certifies either that (A) such Early Buy Out is in connection with an Event of Loss described in clause (c) of the definition thereof or a Regulatory Event of Loss or (B) such Early Buy Out is in connection with an Event of Loss described in clauses (a) or (b) of the definition thereof and the Facility Lessee has no current intention to rebuild or replace the Facility or a Relevant Portion of the Facility, then such Early Buy Out shall constitute an Early Buy Out in connection with an Event of Loss or a Regulatory Event of Loss, as applicable, and no Make Whole Premium shall be due in connection with such Early Buy Out.
Section 15.2Procedure for Exercise of an Early Buy Out.
(a)If the Facility Lessee shall have exercised its option under Section 15.1, then, on the Early Buy Out Date the Facility Lessee shall pay to the Owner Lessor (i) the Termination Value with respect to the Termination Date that coincides with the Early Buy Out Date, (ii) all amounts of Supplemental Lease Rent (including all reasonable and documented out-of-pocket costs and expenses of the Owner Lessor, the Lessor Manager, the Equity Investor, any Equity Note Purchaser and the Lease Indenture Trustee, and all sales, use, value added and other Taxes associated with the exercise of the Early Buy Out pursuant to this Section 15 and required to be indemnified by the Facility Lessee pursuant to Section 9.2 of the Participation Agreement) on an After-Tax Basis due and payable on or prior to such Early Buy Out Date, (iii) any unpaid Basic Lease Rent due on or before such Early Buy Out Date, and (iv) the Equity Breakage in respect of the Equity Investment and, other than in the case of an Early Buy Out exercised in connection with an Event of Loss or a Regulatory Event of Loss so long as the Facility Lessee has delivered the certificate referred to in

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the last sentence of Section 15.1, the Make Whole Premium, if any, due on the Lessor Notes being prepaid pursuant to this Section 15.
(b)Upon receipt by the Lease Indenture Trustee, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, or thereafter, the Owner Lessor, of the payments required to be made pursuant to Section 15.2(a), (i) Basic Lease Rent shall cease to accrue, in whole, in the case of an exercise of the Early Buy Out with respect to the entire Facility or in part, with respect to a Relevant Portion of the Facility, in the case of an exercise of the Early Buy Out with respect to a Relevant Portion of the Facility, calculated pursuant to Section 3.2, (ii) the Facility Lessee’s obligations hereunder shall terminate, in whole, in the case of an exercise of the Early Buy Out with respect to the entire Facility or in part, with respect to a Relevant Portion of the Facility, in the case of an exercise of the Early Buy Out with respect to a Relevant Portion of the Facility, except for Supplemental Lease Rent and other obligations (including those under Sections 9.1 and 9.2 of the Participation Agreement) surviving pursuant to the express provisions of any Transaction Document, (iii) this Facility Lease and the Head Lease shall terminate, in whole, in the case of an exercise of the Early Buy Out with respect to the entire Facility or in part, with respect to a Relevant Portion of the Facility, in the case of an exercise of the Early Buy Out with respect to a Relevant Portion of the Facility, (iv) the Owner Lessor shall, at the Facility Lessee’s cost and expense, execute and deliver to the Facility Lessee a release or termination of this Facility Lease, in whole, in the case of an exercise of the Early Buy Out with respect to the entire Facility, or in part, with respect to a Relevant Portion of the Facility, in the case of an exercise of the Early Buy Out with respect to a Relevant Portion of the Facility, (v) the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared and recorded by and at the expense of the Facility Lessee) all of its right, title and interest in and to the Owner Lessor’s Interest, in whole, in the case of an exercise of the Early Buy Out with respect to the entire Facility, or in part, with respect to a Relevant Portion of the Facility, in the case of an exercise of the Early Buy Out with respect to a Relevant Portion of the Facility, to the Facility Lessee pursuant to this Section 15.2 and Section 6.2 of the Head Lease on an “as is,” “where is” and “with all faults” basis, without representations or warranties other than a warranty as to the absence of Owner Lessor’s Liens and a warranty of the Equity Investor as to the absence of Equity Investor’s Liens, and (vi) the Owner Lessor shall discharge the Lien of the Lease Indenture, in whole, in the case of an exercise of the Early Buy Out with respect to the entire Facility, or in part, with respect to a Relevant Portion of the Facility, in the case of an exercise of the Early Buy Out with respect to a Relevant Portion of the Facility, and execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) by and at the cost and expense of the Facility Lessee.
Section 15.3Replacement and Exchange of the Lessor Notes. In connection with any proper exercise of the Early Buy Out under this Section 15 with respect to the entire Facility, the Facility Lessee may, at its option, elect to replace and exchange in full all the Lessor Notes for Replacement Power Bonds and if (a) the Facility Lessee shall have replaced and exchanged the Lessor Notes for Replacement Power Bonds in accordance with Section 2.10(c) of the Lease Indenture, (b) all other conditions contained in such Section 2.10(c) thereof shall have been satisfied, and (c) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing after giving effect to such replacement and exchange, then the obligation of the Facility Lessee to pay the Termination Value pursuant to Section 15.2 shall be reduced by the

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outstanding principal amount of and accrued interest on the Lessor Notes so replaced and exchanged by the Facility Lessee.
Section 16.TRANSFER UPON THE EXPIRATION DATE
On or after the Expiration Date, so long as no Significant Lease Default shall then have occurred and be continuing and the Owner Lessor has not exercised dispossessory remedies under Section 18.2 in connection therewith, then upon payment of all amounts of Basic Lease Rent and all amounts of Supplemental Lease Rent then due and payable (including all reasonable out of pocket costs and expenses of the Owner Lessor, the Equity Investor and the Lease Indenture Trustee, all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 9.2 of the Participation Agreement associated with the transfer to be effected pursuant to this Section 16 and any Basic Lease Rent due on or before the Expiration Date), (i) the Facility Lessee shall cease to have any liability to the Owner Lessor hereunder or under the other Transaction Documents, except for Supplemental Lease Rent and other obligations (including those under Sections 9.1 and 9.2 of the Participation Agreement) surviving pursuant to the express terms of any Transaction Document, (ii) subject to clause (i) above, this Facility Lease shall terminate, (iii) the Owner Lessor shall transfer to the Facility Lessee, at the Facility Lessee’s cost and expense, by an appropriate instrument of transfer (in form and substance reasonably satisfactory to the Owner Lessor and prepared by and at the expense of the Facility Lessee), all of its right, title and interest in and to the Owner Lessor’s Interest pursuant to this Section 16 and Section 6.2 of the Head Lease on an “as is,” “where is” and “with all faults” basis, without representations or warranties other than a warranty as to the absence of Owner Lessor’s Liens and a warranty of the Equity Investor as to the absence of Equity Investor’s Liens and (iv) the Owner Lessor shall discharge the Lien of the Lease Indenture, and the Owner Lessor and the Equity Investor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) by and at the cost and expense of the Facility Lessee. In connection with the transfer described in clause (iii) of the preceding sentence, the Owner Lessor (at the Facility Lessee’s cost and expense) shall (a) assign, to the extent permitted by Applicable Law, and shall cooperate with all reasonable requests of the Facility Lessee for purposes of obtaining, or enabling the Facility Lessee to obtain, any and all licenses, permits, approvals and consents of any Governmental Entities or other Persons that are held in the name of the Owner Lessor or the Lessor Manager and are or will be required to be obtained by the Facility Lessee in connection with the Facility Lessee’s ownership, use, operation and maintenance of the Facility on or after such transfer in compliance with Applicable Law. Except for amounts expressly set forth in this Section 16 (including Supplemental Lease Rent and other obligations (including those under Sections 9.1 and 9.2 of the Participation Agreement) surviving pursuant to the express terms of any Transaction Document), the Facility Lessee shall not be obligated to pay any additional amounts or compensation to the Owner Lessor, the Lessor Manager, the Equity Investor, and the Equity Manager in connection with the transfer to the Facility Lessee of the Owner Lessor’s right, title and interest in the Facility pursuant to this Section 16.
Section 17.EVENTS OF DEFAULT
The following events shall constitute a “Lease Event of Default” hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or

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pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Entity):
(a)the Facility Lessee shall fail to make any payment of Basic Lease Rent or Termination Value after the same shall have become due and such failure shall have continued for five (5) Business Days after the same shall become due; or
(b)the Facility Lessee shall fail to make any payment of Supplemental Lease Rent (other than Excepted Payments, unless the Equity Investor shall have declared a default with respect thereto, and Termination Value described in clause (a)), after the same shall have become due and such failure shall have continued for a period of thirty (30) days after receipt by the Facility Lessee of written notice of such default from the Lessor Manager, the Owner Lessor, or the Lease Indenture Trustee; or
(c)the Facility Lessee shall fail to perform or observe in any material respect any covenant, obligation or agreement to be performed or observed by it under this Facility Lease, the Participation Agreement, the Head Lease, the Ground Lease or the Ground Sublease (other than any covenant, obligation or agreement referred to in clauses (a) or (b) of this Section 17), which shall continue unremedied for sixty (60) days after receipt by the Facility Lessee of written notice thereof from the Lessor Manager (acting at the direction of the Equity Investor) or the Lease Indenture Trustee; provided, however, that if such condition cannot be remedied within such sixty (60)-day period, then the period within which to remedy such condition shall be extended up to an additional two-hundred and seventy (270) days, so long as the Facility Lessee diligently pursues such remedy and such condition is capable of being remedied within such additional two-hundred and seventy (270)-day period; provided, further, that, in the case of the Facility Lessee’s obligation set forth in clause (a) of Section 7.1, if, to the extent and for so long as a test, challenge, appeal or proceeding shall be prosecuted in good faith by the Facility Lessee, the failure by the Facility Lessee to comply with such requirement shall not constitute a Lease Event of Default if such test, challenge, appeal or proceeding shall not involve any material risk of (i) foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the Facility, (ii) the impairment of the use, operation or maintenance of the Facility in any material respect or (iii) any criminal liability being incurred by, or any material adverse effect on the interests of, the Lessor Manager, the Equity Investor, any Equity Note Purchaser, the Equity Manager, the Owner Lessor, any Noteholder or the Lease Indenture Trustee, including subjecting the Equity Investor, any Equity Note Purchaser or the Owner Lessor to regulation as a public utility or similar entity under Applicable Law; and provided, further, that in the case of the Facility Lessee’s obligation set forth in clause (a) of Section 7.1, if the noncompliance is not a type that can be immediately remedied, the failure to comply shall not be a Lease Event of Default if the Facility Lessee is taking all reasonable action to remedy such noncompliance and if, but only if, such noncompliance shall not involve any material risk described in clause (i), (ii) or (iii) of the preceding proviso; or
(d)any representation or warranty made by the Facility Lessee in the Operative Documents shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of sixty (60) days after receipt by the Facility Lessee of written notice thereof from the Equity Investor or the Lease Indenture Trustee; provided, however, that if such condition cannot be remedied within such sixty (60)-day period, then the period within which to remedy such condition shall be extended up to an additional two-hundred and seventy

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(270) days, so long as the Facility Lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional two-hundred and seventy (270)-day period; or
(e)the Facility Lessee shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other insolvency proceeding commenced against it, or (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of creditors; or
(f)an involuntary case or other proceeding shall be commenced against the Facility Lessee seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Facility Lessee; and such involuntary case or other insolvency proceeding shall remain undismissed and unstayed for a period of ninety (90) days (unless, in lieu of dismissal or stay of such proceeding, the Facility Lessee shall deliver to the Owner Lessor and the Lease Indenture Trustee an opinion of counsel reasonably satisfactory to each of them to the effect that the Facility Lessee is not an entity which can become a “debtor” under Section 101 of Title 11 of the Bankruptcy Code); or
(g)the Facility Lessee shall repudiate or disaffirm the validity or enforceability of this Facility Lease, the Head Lease or the Ground Lease.
Section 18.REMEDIES
Section 18.1Remedies for Lease Event of Default. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Owner Lessor may, at its option, declare this Facility Lease to be in default by written notice to the Facility Lessee; provided, that upon the occurrence of a Lease Event of Default described in paragraph (e) or (f) of Section 17, this Facility Lease shall automatically be deemed to be in default without the need for giving any notice; and at any time thereafter, so long as the Facility Lessee shall not have remedied all outstanding Lease Events of Default, the Owner Lessor may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Facility Lessee, at the Facility Lessee’s sole cost and expense, of the applicable covenants and terms of this Facility Lease or to recover damages for breach thereof, including recovery of any payment of Rent then due and unpaid, provided, further, that in connection with such action or actions, the Owner Lessor may not, except as permitted under Section 18.2, seek (i) termination of this Facility Lease or any other Transaction Document, (ii) dispossession of the Facility Lessee or (iii) acceleration or early payment of amounts not yet due and payable under this Facility Lease or any other Transaction Document.

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Section 18.2Additional Remedies for Specified Lease Events of Default. On a date no earlier than one-hundred and eighty (180) days after the occurrence of a Lease Event of Default specified in Sections 17(a) or (b), or immediately upon the occurrence of a Lease Event of Default specified in Sections 17(e), (f), or (g), but, in each case, only to the extent the applicable Lease Event of Default is then continuing, and at any time thereafter so long as the same shall be continuing, the Owner Lessor, in its sole discretion, may elect, and to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:
(a)by notice in writing to the Facility Lessee, to terminate this Facility Lease whereupon all right of the Facility Lessee to the possession and use under this Facility Lease of the Facility shall absolutely cease and terminate but the Facility Lessee shall remain liable as hereinafter provided; and thereupon, the Owner Lessor may demand that the Facility Lessee, and the Facility Lessee shall, upon written demand of the Owner Lessor and at the Facility Lessee’s expense, forthwith deliver possession of the Facility to the Owner Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 5, except those provisions relating to periods of notice; and the Owner Lessor may thenceforth hold, possess and enjoy the same, free from any right of the Facility Lessee, or its successor or assigns, to use the Facility for any purpose whatever;
(b)to sell the Owner Lessor’s Interest at public or private sale, as the Owner Lessor may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such sale or for the proceeds thereof (except to the extent required (i) by paragraph (e) below if the Owner Lessor elects to exercise its rights under such paragraph and (ii) by Applicable Law), in which event the Facility Lessee’s obligation to pay Basic Lease Rent hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Basic Lease Rent is to be included in computations under paragraph (d) or (e) below if the Owner Lessor elects to exercise its rights under said paragraphs);
(c)to hold, keep idle or lease to others the Facility as the Owner Lessor in its sole discretion may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Facility Lessee’s obligation to pay Basic Lease Rent due for any periods subsequent to the date upon which the Facility Lessee shall have been deprived of possession and use of the Facility pursuant to this Section 18.2 shall be reduced by the net proceeds, if any, received by the Owner Lessor from subleasing the Facility to any Person other than the Facility Lessee;
(d)whether or not the Owner Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) above with respect to the Facility, to specify, by written notice to the Facility Lessee, a Termination Date that shall not be earlier than thirty (30) days after the date of such notice, and to demand that the Facility Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, on the Termination Date specified in such notice, any unpaid Basic Lease Rent due on or before such Termination Date, any Supplemental Lease Rent due and payable as of the Termination Date specified in such notice, plus, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Lease Rent due after the Termination Date specified in such notice), an amount equal to the excess, if any, of the

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Termination Value computed as of the Termination Date specified in such notice over the Fair Market Sales Value of the Owner Lessor’s Interest as of the Termination Date specified in such notice (such amount, the “FMV Net Termination Value”), and upon payment of such excess amount, this Facility Lease and the Facility Lessee’s obligation to pay Basic Lease Rent hereunder due for any periods subsequent to the date of such payments shall terminate; or
(e)if the Owner Lessor shall have sold the Owner Lessor’s Interest pursuant to paragraph (b) above, to demand that the Facility Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Lease Rent due after the date of such sale), an amount equal to (i) any unpaid Basic Lease Rent and Supplemental Lease Rent due on or before the date of such sale, (ii) if that date is not a Termination Date, the daily equivalent of Basic Lease Rent for the period from the preceding Termination Date to the date of such sale, and (iii) the amount, if any, by which the Termination Value for the Facility computed as of the Termination Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date or a Termination Date then computed as of such date, exceeds the proceeds of such sale net of all costs and expenses incurred by or on behalf of the Owner Lessor or the Lease Indenture Trustee in connection with or otherwise attributable to such sale (such amount set forth in subclause (iii), the “Sale Net Termination Value”), and, upon payment of such amount, this Facility Lease and the Facility Lessee’s obligation to pay Basic Lease Rent for any periods subsequent to the date of such payment shall terminate.
Section 18.3Application of Funds Held as Security; Liability for Basic Lease Rent, Costs and Expenses. In connection with the exercise of remedies under Sections 18.1 or 18.2, the Owner Lessor may apply any amounts which are held by the Owner Lessor or the Lease Indenture Trustee under Section 10.2 or 11.2 as security for the Facility Lessee’s obligations hereunder and under any other Transaction Documents against any amounts owed by the Facility Lessee hereunder or under any other Transaction Document. In addition, the Facility Lessee shall be liable, except as otherwise provided in Sections 18.2(d) and (e), for (i) any and all unpaid Basic Lease Rent due hereunder before or during the exercise of any of the foregoing remedies, and (ii) on an After-Tax Basis for all legal fees and other documented costs and expenses incurred by reason of the occurrence of any Lease Event of Default or the exercise of the Owner Lessor’s remedies with respect thereto (whether those remedies are exercised by the Owner Lessor, the Lease Indenture Trustee or a designee of either), including the repayment in full of any documented costs and expenses necessary to be expended in connection with the return of the Facility in accordance with Section 5, and any costs and expenses incurred by the Owner Lessor, the Equity Investor and the Lease Indenture Trustee in connection with retaking constructive possession of, or in repairing, such Facility in accordance with Section 18.2, in order to cause it to be in compliance with all maintenance standards imposed by this Facility Lease.
Section 18.4Payment of FMV Net Termination Value or Sale Net Termination Value. If the Owner Lessor elects to exercise its rights set forth in Section 18.2(d) or (e) and the Facility Lessee is obligated to pay FMV Net Termination Value or Sale Net Termination Value, as applicable, subject to payment of all other amounts due and owing by the Facility Lessee pursuant to Section 18.2(d) or (e), as applicable, the Facility Lessee may, subject to the conditions set forth in this Section 18.4 below, elect to pay the Owner Lessor such FMV Net Termination Value or such Sale Net Termination Value, as applicable, in three equal installments payable on the first,

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second and third anniversaries of the Term-Out Notice Date (the “Term-Out Payment Dates”), together with interest (a) on the Net TV Amount (Debt Portion) of such FMV Net Termination Value or such Sale Net Termination Value, as applicable, at the Net TV Amount (Debt Portion) Rate, and (b) on the Net TV Amount (Equity Portion) of such FMV Net Termination Value or such Sale Net Termination Value, as applicable, at the Net TV Amount (Equity Portion) Rate. The Facility Lessee shall only be permitted to make such election by written notice given to the Owner Lessor, the Lessor Manager, and the Lease Indenture Trustee given within thirty (30) days of delivery of the written notice from the Owner Lessor pursuant to Section 18.2 with respect to the Owner Lessor’s election to exercise remedies set forth in Section 18.2(d) or (e), as applicable, certifying that the issuance of Evidences of Indebtedness under the Bond Resolution is legally impossible or commercially unreasonable at such time in an amount sufficient to pay FMV Net Termination Value or Sale Net Termination Value when due under Section 18.2(d) or (e), as applicable. Upon the Facility Lessee’s delivery of the notice described in the previous sentence, the Facility Lessee shall become obligated to pay FMV Net Termination Value or Sale Net Termination Value, as applicable, as provided above, and this Facility Lease and the Facility Lessee’s obligation to pay Basic Lease Rent for any periods subsequent to the date of the delivery of such notice shall terminate. If the Facility Lessee (i) fails to deliver the notice described in the second preceding sentence with respect to any unpaid Net TV Amount, (ii) fails to certify by written notice given the Owner Lessor, the Lessor Manager and the Lease Indenture Trustee concurrently with its payment of an installment then due and payable on any Term-Out Payment Date that the issuance of Evidences of Indebtedness under the Bond Resolution is still legally impossible or commercially unreasonable or (iii) fails to pay any installment of the Net TV Amount then due and payable within ten (10) Business Days of the applicable Term-Out Payment Date, then in each case any unpaid Net TV Amount shall immediately become due and payable and the Owner Lessor may exercise any remedies available to it in accordance with Applicable Law. The Facility Lessee’s obligation to make payment of FMV Net Termination Value or Sale Net Termination Value, as applicable, shall survive the termination of this Facility Lease.
Section 18.5Cumulative Remedies. Except as otherwise provided in this Section 18, the remedies in this Facility Lease provided in favor of the Owner Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity; and the exercise or beginning of exercise by the Owner Lessor of any one or more of such remedies shall not, except as otherwise provided in this Section 18, preclude the simultaneous or later exercise by the Owner Lessor of any or all of such other remedies.
Section 18.6No Delay or Omission to Be Construed as Waiver. No delay or omission to exercise any right, power or remedy accruing to the Owner Lessor upon any breach or default by the Facility Lessee under this Facility Lease shall impair any such right, power or remedy of the Owner Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default. To the extent permitted by Applicable Law, but subject to Section 18.2, the Facility Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Owner Lessor to sell, lease or otherwise use the Facility or any Component thereof in mitigation of the Owner Lessor’s damages as set forth in this Section 18 or which otherwise may limit or modify any of the Owner Lessor’s rights and remedies under this Section 18.

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Section 19.SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS.
Any moneys received by the Owner Lessor or the Lease Indenture Trustee pursuant to Sections 10.2 or 11.2, until paid to the Facility Lessee in accordance with such Section, shall be held by the Owner Lessor or the Lease Indenture Trustee, as the case may be, as security for the Facility Lessee’s obligations under this Facility Lease and be invested in Permitted Instruments by the Owner Lessor or the Lease Indenture Trustee, as the case may be, at the sole risk of the Facility Lessee, from time to time as directed in writing by the Facility Lessee if such instruments are reasonably available for purchase. So long as no Significant Lease Default has occurred and is continuing, any gain (including interest received) realized as the result of any such Permitted Instrument (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such Permitted Instrument) shall be applied or remitted to the Facility Lessee in the same manner as the principal invested.
Section 20.FACILITY LESSEE’S RIGHT TO SUBLEASE; ASSIGNMENT
Section 20.1Assignment and Sublease. Except as provided in Section 20.2, the Facility Lessee shall not have the right to assign or sublease the Facility Lessee’s Interest and shall not be released from its obligations under this Facility Lease and the Transaction Documents without the consent of the Owner Lessor, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee.
Section 20.2Right to Sublease. The Facility Lessee may sublease the Facility without the consent of the Owner Lessor, the Lessor Manager, the Equity Investor, the Equity Manager, Equity Note Purchasers and the Lease Indenture Trustee under the following conditions:
(a)    the sublessee is a solvent corporation, partnership, business trust, limited liability company or other person or entity not then involved in a bankruptcy proceeding and that is, or has engaged a third party that is, experienced in the operation of similar facilities;
(b)    the sublease is expressly subject and subordinated to the Head Lease, this Facility Lease, the Ground Lease and the Ground Sublease;
(c)    all terms and conditions of this Facility Lease and the other Transaction Documents remain in effect and the Facility Lessee remains fully and primarily liable for its obligations under this Facility Lease and the other Transaction Documents;
(d)    no Significant Lease Default or Lease Event of Default shall have occurred and be continuing at the time of the entering into of such sublease;
(e)    the sublease prohibits further assignment or subletting; and
(f)    the Lien of the Lease Indenture is not impaired by the sublease.
The Facility Lessee shall pay all reasonable, documented out-of-pocket expenses of the Owner Lessor, the Equity Investor, the Equity Manager, the Lessor Manager and the Lease Indenture Trustee in connection with such sublease.

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Section 21.OWNER LESSOR’S RIGHT TO PERFORM
If the Facility Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein after notice to the Facility Lessee and failure of the Facility Lessee to so perform or comply within 10 days thereafter, the Owner Lessor or the Equity Investor may make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable documented expenses of the Owner Lessor or the Equity Investor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, to the extent permitted by Applicable Law, shall be deemed to be Supplemental Lease Rent, payable by the Facility Lessee to the Owner Lessor on demand.
Section 22.SECURITY FOR OWNER LESSOR’S OBLIGATION TO THE LEASE INDENTURE TRUSTEE
In order to secure the Lessor Notes, the Owner Lessor will assign and grant a Lien to the Lease Indenture Trustee in and to all of the Owner Lessor’s right, title and interest in, to and under this Facility Lease, and grant a security interest in favor of the Lease Indenture Trustee in all of the Owner Lessor’s right, title and interest in and to the Owner Lessor’s Interest (other than Excepted Payments and Excepted Rights). The Facility Lessee hereby consents to such assignment and to the creation of such Lien and security interest and acknowledges receipt of copies of the Lease Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Facility Lessee under any other circumstances. Unless and until the Facility Lessee shall have received written notice from the Lease Indenture Trustee that the Lien of the Lease Indenture has been fully terminated, the Lease Indenture Trustee shall have the right to exercise the rights of the Owner Lessor under this Facility Lease to the extent set forth in and subject in each case to the exceptions set forth in the Lease Indenture. TO THE EXTENT, IF ANY, THAT THIS FACILITY LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS FACILITY LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE LEASE INDENTURE TRUSTEE ON THE SIGNATURE PAGE THEREOF.
Section 23.MISCELLANEOUS
Section 23.1Amendments and Waivers. No term, covenant, agreement or condition of this Facility Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.
Section 23.2Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications or electronic device capable of creating a written record, and any such

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notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications or electronic device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) and (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:
If to the Owner Lessor:
Johnsonville Aeroderivative Combustion Turbine Generation LLC
c/o Johnsonville Holdco LLC
68 South Service Road, Suite 120
Melville, NY 11747
Telephone No.: 631-930-7202
E-mail: jrangelo@gssnyc.com
Attention: Bernard J. Angelo

with a copy to the Equity Investor:
Johnsonville Holdco LLC
c/o GSS Holdings (Johnsonville), Inc.
68 South Service Road, Suite 120
Melville, NY 11747
Telephone No.: 631-930-7202
E-mail: jrangelo@gssnyc.com
Attention: Bernard J. Angelo

and to the Lease Indenture Trustee:
Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Telephone No.: 302-651-1409
E-mail: jjmarvel@wilmingtontrust.com
Attention: Corporate Trust Administration – TVA Johnsonville Facility
If to the Facility Lessee:
Tennessee Valley Authority
400 West Summit Hill Drive
Knoxville, Tennessee 37902
Telephone No.:(865) 632-3366
Facsimile No.: (865) 632-6673
E-mail: leasenotices@tva.gov
Attention: Treasurer

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Section 23.3Survival. Except for the provisions of Sections 3.3, 3.5, 5, 9, 18 and 23, which shall survive, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Facility Lease in accordance with its terms.
Section 23.4Successors and Assigns.
(a)This Facility Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.
(b)Except as expressly provided herein or in the other Transaction Documents, neither party hereto may assign its interests or transfer its obligations herein without the consent of the other party hereto.
(c)This Facility Lease is a registered instrument. A manually signed copy of this Facility Lease shall be evidence only of Owner Lessor’s rights and is not a bearer instrument. Owner Lessor and Facility Lessee hereby agree that the Facility Lessee shall keep books of registry in which it will register by book entry any transfer of Owner Lessor’s interest in the Facility, in this Facility Lease and in the rights to receive any payment hereunder. No transfer by Owner Lessor of any interest in this Facility Lease or in the right to receive any payments hereunder shall be permitted unless a book entry of such transfer is made upon such registry and such transfer is effected in compliance with this Section 23.4(c). Prior to the registration of any transfer by Owner Lessor (or any successor of Owner Lessor) as provided in this paragraph, Facility Lessee may deem and treat the registered owner of this Facility Lease as the owner hereof for all purposes.
Section 23.5Intended Tax Treatment. The Facility Lessee and the Owner Lessor hereby agree that for U.S. federal, state and local income tax purposes only, the Facility Lessee is intended to be the owner of the Facility and this Facility Lease is not a true lease and neither party will take any inconsistent position in any U.S. federal, state or local income tax filing, unless otherwise required by a change of law after the date hereof or a non-appealable judgment of a court of competent jurisdiction.
Section 23.6Business Day. Notwithstanding anything herein to the contrary, if the date on which any payment or performance is to be made pursuant to this Facility Lease is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided that such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.
Section 23.7Governing Law. This Facility Lease shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (without regard to conflicts of laws principles other than as provided in Section 5-1401 of the NY General Obligations Law), except to the extent that Tennessee law or U.S. federal law shall apply.
Section 23.8Severability. Any provision of this Facility Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

29

prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 23.9Counterparts. This Facility Lease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 22, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Facility Lease may be executed by signatures delivered by email, and a copy hereof that is executed and delivered by a party by email (including in .pdf format) will be binding upon that party to the same extent as a copy hereof containing that party’s original signature. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Facility Lease shall be deemed to include electronic signatures (e.g., signatures effected through DocuSign), which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 23.10Headings and Table of Contents. The headings of the sections of this Facility Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.
Section 23.11Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Facility Lease.
Section 23.12Effectiveness. This Facility Lease shall be effective as of the date first above written.
Section 23.13Measuring Life. If and to the extent that any of the rights and privileges granted under this Facility Lease would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that, notwithstanding any other provision of this Facility Lease, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Facility Lease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush, William J. Clinton, George W. Bush, Barack H. Obama, Donald J. Trump and Joseph R. Biden, Jr. or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Facility Lease, whichever of (a) and (b) is shorter.

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Section 23.14Owner Lessor Covenant. So long as this Facility Lease shall remain in effect, the Owner Lessor (or any successor thereto) hereby agrees and covenants to comply with the applicable provisions of 41 C.F.R. section 60-1.4, 41 C.F.R. section 60-250.4 and 41 C.F.R. section 60-741.4.
Section 23.15Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Facility Lease is executed and delivered by the Lessor Manager, not individually or personally but solely as in its capacity as manager of the Owner Lessor under the Owner Lessor LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal representations, undertakings and agreements by the Lessor Manager, but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on the Lessor Manager, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall the Lessor Manager, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Facility Lease.
[Signature page follows.]

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IN WITNESS WHEREOF, the Owner Lessor and the Facility Lessee have caused this Facility Lease to be duly executed and delivered under seal by their respective officers thereunto duly authorized on the dates below their respective signatures, but effective as of the date first set forth above.

JOHNSONVILLE AERODERIVATIVE COMBUSTION TURBINE GENERATION LLC
By: Johnsonville Holdco LLC, not in its individual capacity, but solely as Lessor Manager under the Owner Lessor LLC Agreement

By: /s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: Vice President
Date: September 26, 2024

STATE OF __NY________    )
) ss.:
COUNTY OF __Suffolk________    )
Personally appeared before me, the undersigned authority in and for the said county and state, on this 26th day of September_, 2024, within my jurisdiction, the within named Bernard J. Angelo__, who acknowledged to me that he is Manager of Johnsonville Holdco LLC as Lessor Manager of the Johnsonville Aeroderivative Combustion Turbine Generation LLC, a Delaware limited liability company (the “Owner Lessor”), and that for and on behalf of Johnsonville Holdco LLC solely as Lessor Manager of the Owner Lessor, and as the act and deed of Johnsonville Holdco LLC solely as Lessor Manager of the Owner Lessor, and as the act and deed of the Owner Lessor, he executed the above and foregoing instrument, after first having been duly authorized by Johnsonville Holdco LLC and Owner Lessor so to do.
/s/ Kevin P. Burns
Notary Public
My Commission expires: May 22, 2027

TENNESSEE VALLEY AUTHORITY

By: /s/ Joshua J. Carlon
Name: Joshua Carlon
Title: Director, Corporate Finance
Date: September 26, 2024

STATE OF _TENNESSEE___    )
    ) ss.:
COUNTY OF _KNOX_______    )
        Personally appeared before me, the undersigned authority in and for the said county and state, on this __26th_ day of _September___, 2024, within my jurisdiction, the within named_Joshua J. Carolon___, who acknowledged to me that he is Director, Corporate Finance of Tennessee Valley Authority, a wholly owned corporate agency and instrumentality of the United States of America, and that for and on behalf of the Tennessee Valley Authority, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized so to do.
/s/ Greta N. Chapman
Notary Public
My Commission expires:
10/30/2027

The name and address of the Owner Lessor are:
OWNER LESSOR:    c/o Johnsonville Holdco LLC
68 South Service Road, Suite 120
Melville, NY 11747
Telephone No.: 631-930-7202
E-mail: jrangelo@gssnyc.com
Attention: Bernard J. Angelo

The name and address of the Facility Lessee are:
FACILITY LESSEE:    Tennessee Valley Authority
c/o Realty Services
1101 Market Street
Chattanooga, Tennessee 37402-2801
Telephone No. (423) 751-7691
Attention: Senior Manager

Tax Parcel No. 112 001.00 (portion of)

*Receipt of the original counterpart of the foregoing Facility Lease is hereby acknowledged on this _2nd_ day of __October__, 2024.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Lease Indenture Trustee under the Lease Indenture

By: /s/ Jeff Marvel
Name: Jeff Marvel
Title: Assistant Vice President

STATE OF _Deleware    )
) ss.:
COUNTY OF __New Castle        )
Personally appeared before me, the undersigned authority in and for the said county and state, on this __26 day of ___September_____, 2024, within my jurisdiction, the within named Jeff Marvel_, who acknowledged to me that he is _AVP_____ of Wilmington Trust, National Association, and as the act and deed of Wilmington Trust, National Association solely as Lease Indenture Trustee, he executed the above and foregoing instrument, after first having been duly authorized by Wilmington Trust, National Association so to do.
/s/ Josh M. Flores
Notary Public
My Commission expires:

APPENDIX A
to
Facility Lease-Purchase Agreement

DEFINITIONS

Appendix A
___________________________________________
Definitions
___________________________________________

Johnsonville Aeroderivative Combustion
Turbine Facility

Appendix A – Definitions
GENERAL PROVISIONS
In this Appendix A and each Transaction Document (as hereinafter defined), unless otherwise provided herein or therein:
(a)    the terms set forth in this Appendix A or in any such Transaction Document shall have the meanings herein provided for and any term used in a Transaction Document and not defined therein or in this Appendix A but in another Transaction Document shall have the meaning herein or therein provided for in such other Transaction Document;
(b)    any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement remains in effect;
(c)    words importing the singular include the plural and vice versa;
(d)    words importing a gender include either gender;
(e)    a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of a Transaction Document is a reference to a part, clause, section, paragraph, or article of, or a part, annex, appendix, exhibit, schedule or other attachment to, such Transaction Document unless, in any such case, otherwise expressly provided in any such Transaction Document;
(f)    a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Transaction Document;
(g)    a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or renovation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;
(h)    a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;
(i)    if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such execution and delivery and subject to paragraph (h) above, to the document, instrument or agreement as so executed and delivered;
(j)    a reference to any Person (as hereinafter defined) includes such Person’s successors and permitted assigns;
(k)    any reference to “days” shall mean calendar days unless “Business Days” (as hereinafter defined) are expressly specified;
(l)    if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a date or day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day (without, in the case of any such payment, the payment or accrual of any interest or other late payment or charge, provided such payment is made on such next succeeding Business Day);
(m)    words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof;
(n)    a reference to “including” shall mean including without limiting the generality of any description preceding such term, and for purposes hereof and of each Transaction Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned;
(o)    all accounting terms not specifically defined herein or in any Transaction Document shall be construed in accordance with GAAP; and
(p)    unless the context or the specific provision otherwise requires, whenever in the Transaction Documents a provision requires that the rating of a Person or the Lessor Notes be confirmed, such provisions shall be deemed to mean that each Rating Agency shall have confirmed the rating of the senior long-term unsecured debt of such Person or the Lessor Notes, if then rated by such Rating Agency, a copy of which confirmation shall be delivered by TVA to the Equity Investor, the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, to the Lease Indenture Trustee and shall be without indication that such Person or the Lessor Notes, as the case may be, has been placed on credit watch, credit review, or any similar status with negative implications or which does not indicate the direction of the potential ratings change.

DEFINED TERMS
“2024 Lessor Notes” shall mean the 5.078% Series 2024 Bonds due October 1, 2054 issued on the Closing Date by the Owner Lessor and any Lessor Notes issued in replacement therefor pursuant to Section 2.9 of the Lease Indenture.
“Access Property” shall mean the access routes to and from the Facility Site and to and from the Global Common Facilities Site, as more particularly described in Exhibit 3 to the Ground Lease.
“Actual Knowledge” shall mean, with respect to any Transaction Party, actual knowledge of, or receipt of written notice by, an officer (or other employee whose responsibilities include the administration of the Transaction) of such Transaction Party; provided that neither the Lease Indenture Trustee nor the Lessor Manager shall be deemed to have Actual Knowledge of any fact solely by virtue of an officer of the Lease Indenture Trustee or the Lessor Manager, as the case may be, having actual knowledge of such fact unless such officer is an officer in the Corporate Trust Administration Department of the Lease Indenture Trustee or the Lessor Manager, as the case may be, responsible for the administration of this transaction.
“Additional Equity Investment” shall mean the amount, if any, provided by the Equity Investor to finance all or a portion of the cost of any Modification financed pursuant to Section 11.2(a) of the Participation Agreement.
“Additional Facility” shall have the meaning specified in Section 4.4 of the Ground Lease.
“Additional Lessor Notes” shall have the meaning specified in Section 2.12 of the Lease Indenture.
“Additional Owner” shall have the meaning specified in Section 4.4 of the Ground Lease.
“Affiliate” of a particular Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such particular Person. For purposes of this definition, “control” when used with respect to any particular Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that under no circumstances shall the Lessor Manager or the Equity Manager be considered an Affiliate of any of the Owner Lessor or the Equity Investor or any Equity Note Purchaser, nor the Owner Lessor, any Equity Investor or any Equity Note Purchaser be considered an Affiliate of the Equity Manager or the Lessor Manager; provided, further, that no federal Governmental Entity shall be considered to be an Affiliate of TVA.
“After-Tax Basis” shall mean, with respect to any payment to be received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all federal, state and local income Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (taking into account any reduction in such income Taxes resulting from Tax benefits realized or to be realized by the recipient as a result of the payment or the event giving rise to the payment), be equal to the amount required to be received. Such calculations shall be made on the basis of the highest generally applicable federal, state and local income tax rates applicable to the Person for whom the calculation is being made for all relevant periods, and shall take into account the deductibility of state and local income taxes for federal income tax purposes.
“Applicable Law” shall mean, without limitation, all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitration board or Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.
“Applicable Permits” shall mean any valid waiver, exemption, variance, franchise, permit, authorization, license or similar order of or from, or filing or registration with, or notice to, any Governmental Entity having jurisdiction over the matter in question, including any decision of a Governmental Entity accompanying any of the foregoing, required by Applicable Law (including Environmental Laws) to be obtained or maintained in connection with the construction, operation and maintenance of the Facility and the Facility Site, transmission of electricity, performance of the Work, testing, commissioning, health and safety or any Environmental Condition.
“Applicable Rate” shall mean 5.74% per annum.
“Appraisal Procedure” shall mean (except with respect to the Closing Appraisal and any appraisal to determine Fair Market Sales Value after a Lease Event of Default shall have occurred and be continuing) an appraisal conducted by an appraiser or appraisers in accordance with the procedures set forth in this definition of “Appraisal Procedure.” The Equity Investor and TVA will consult with the intent of selecting a mutually acceptable Independent Appraiser. If a mutually acceptable Independent Appraiser is selected, the Fair Market Sales Value shall be determined by such Independent Appraiser. If the Equity Investor and TVA are unable to agree upon a single Independent Appraiser within a 15-day period, one shall be appointed by the Equity Investor, and one shall be appointed by TVA (or its designee), which Independent Appraisers shall attempt to agree upon the value, period, amount or other determination that is the subject of the appraisal. If either the Equity Investor or TVA does not appoint its appraiser, the determination of the other appraiser shall be conclusive and binding on the Equity Investor and TVA. If the appraisers appointed by the Equity Investor and TVA are unable to agree upon the value, period, amount or other determination in question, such appraisers shall jointly appoint a third Independent Appraiser or, if such appraisers do not appoint a third Independent Appraiser, the Equity Investor and TVA shall jointly appoint the third Independent Appraiser. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Equity Investor and TVA, unless the determination of one appraiser differs from the middle determination by more than twice the amount by which the third determination differs from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Equity Investor and TVA.

“Appraiser” shall mean Federal Appraisal LLC.
“Arbitration Proceeding” shall mean a procedure whereby the party seeking to arbitrate a dispute concerning an amount payable under the Support Agreement shall provide written notice of its intention to arbitrate at the time and to the other party of the Support Agreement. Such notice (i) shall specify the section or sections of the Support Agreement which authorizes or authorize an Arbitration Proceeding, (ii) provide reasonable detail of the item or items in dispute, and (iii) set forth the name and address of the person designated to act as the arbitrator on behalf of the party providing such notice. Within 20 Business Days after such notice is given, the party to which such notice was given shall give notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator within such 20 Business Day period, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within 10 Business Days after the second arbitrator is appointed and within 20 Business Days thereafter shall decide the dispute. If within such period they cannot agree upon their decision, they shall within 10 Business Days thereafter appoint a third arbitrator and, if they cannot agree upon such appointment, the third arbitrator shall be appointed upon their application or upon the application of either party, by the American Arbitration Association, or any organization which is a successor thereto from a panel of arbitrators having expertise in the business of operating simple cycle combustion turbines. The three arbitrators shall meet and decide the dispute within 20 Business Days of the appointment of the third arbitrator. Any decision or determination in which two of the three arbitrators shall concur or, if no two of the three arbitrators shall concur, the decision or determination of the arbitrator last selected shall be final and binding upon the parties. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the rules of the American Arbitration Association then in force, subject, however, to express provisions to the contrary, if any, contained in the Support Agreement. In the event that the American Arbitration Association or a nationally recognized successor shall not then be in existence, the arbitration shall proceed under comparable laws or statutes then in effect. The parties to the arbitration shall be entitled to present evidence and argument to the arbitrators. Each party shall pay (i) the fees and expenses of the arbitrator appointed by or on its behalf, and (ii) equal shares of (a) the other expenses of the arbitration properly incurred and (b) the fees and expenses of the third arbitrator, if any. For purposes of this definition, the Facility User shall be deemed to be one party and TVA shall be deemed to be the other party.
“Assigned Documents” shall have the meaning specified in clause (2) of the Granting Clause of the Lease Indenture.
“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit F to the Participation Agreement.
“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time, 11 U.S.C. §101 et seq.
“Base Rate” shall mean the rate of interest publicly announced from time to time by Citibank, N.A. at its New York office as its base rate for domestic commercial loans, such rate to change as and when such base rate changes. For purpose of this definition, “base rate” shall mean that rate announced by Citibank, N.A. from time to time as its base rate as that rate may change from time to time with changes to occur on the date Citibank, N.A.’s base rate changes.
“Basic Lease Rent” shall have the meaning specified in Section 3.2 of the Facility Lease.
“Basic Lease Rent (Debt Portion)” for any Rent Payment Date shall mean the amount set forth under the heading “Basic Lease Rent (Debt Portion)” on Schedule 1 of the Facility Lease for such Rent Payment Date.
“Basic Lease Rent (Equity Portion)” for any Rent Payment Date shall mean the amount set forth under the heading “Basic Lease Rent (Equity Portion)” on Schedule 1 of the Facility Lease for such Rent Payment Date.
“Benefit Plan” shall mean an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a plan as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code or any entity that is deemed to hold the assets of any such employee benefit plan or plan by virtue of such employee benefit plan’s or plan’s investment in such entity.
“Bond Resolution” shall mean the Basic Tennessee Valley Authority Power Bond Resolution adopted October 6, 1960, as amended.
“Boundary Property” shall have the meaning specified in Section 4.3(a) of the Ground Lease.
“Burns & McDonnell” shall have the meaning specified in the first recital of the Construction Management Agreement.
“Business Day” shall mean any day other than a Saturday, a Sunday, any federal holiday, or a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in Wilmington, Delaware, Knoxville, Tennessee, or the city and the state in which the Corporate Trust Office of the Lease Indenture Trustee, the Lessor Manager or the Equity Manager is located.
“Called Amount” shall mean the amount of the Equity Investment that is being repaid, determined by reference to the Termination Value (Equity Portion) with respect to the applicable Termination Date.
“Capability” shall mean the amount of Energy, expressed in megawatt hours, that can be generated by the Facility.
“Capacity” shall mean megawatts of electric energy generating capacity.
“Capital Expenditure Budget” shall have the meaning set forth in Section 4.4(a) of the Support Agreement.

“Claim” shall mean any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim, action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and reasonable related charges, of whatsoever kind and nature (including any losses incurred in connection with enforcement of indemnity obligations), but excluding Taxes.
“Closing” shall have the meaning specified in Section 2.2(a) of the Participation Agreement.
“Closing Appraisal” shall mean the appraisal, dated the Closing Date, prepared by the Appraiser for the use of TVA.
“Closing Date” shall have the meaning specified in Section 2.2(a) of the Participation Agreement.
“CMA Payment” shall have the meaning specified in Section 6.1 of the Construction Management Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Co-Equity Manager” shall mean a co-Manager appointed pursuant to Section 21 of the Equity Investor LLC Agreement.
“Co-Lessor Manager” shall mean a co-Independent Manager appointed pursuant to Section 16.6 of the Owner Lessor LLC Agreement.
“Collateral” shall have the meaning specified in the Granting Clause of the Owner Lessor Mortgage.
“Common Facilities” shall mean all property and facilities intended for common use in the operation of the Units as more particularly described on Exhibit A to the Facility Lease, and shall include any Modifications to such facilities which become subject to the Head Lease during the Facility Lease Term and any Modifications to the Common Facilities made in accordance with the Support Agreement, but shall not include any property or facilities that are used in whole or in part solely for operation or maintenance of other TVA generating units.
“Competitor” shall have the meaning specified in Section 7.1(b) of the Participation Agreement.
“Component” shall mean any appliance, part, instrument, appurtenance, accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in any Unit or the Facility, except to the extent constituting Modifications.

“Confidential Information” shall have the meaning specified in Section 13.2 of the Participation Agreement.
“Construction Cost” shall mean, with respect to any Modification, the actual cost or purchase price (after deducting amounts realized as the salvage value of any component or item of equipment which is being replaced by the Modification, determined in accordance with Prudent Industry Practice), including, without limitation, (i) all costs of architectural and engineering services, labor, materials, equipment, supplies, personnel training, testing, permits and licenses, and legal services, (ii) payroll, including related fringe benefits and payroll taxes, of direct full time employees of TVA allocable on an actual time basis to such acquisition or construction and not included in costs described in clause (vi) below, (iii) reasonable and allocable traveling expenses including use of TVA’s transportation equipment, (iv) all costs relating to injury or damage claims and claims by contractors or suppliers arising under construction contracts and arising out of such acquisition or construction, (v) all Taxes legally required to be paid with respect to such acquisition or construction if paid by TVA and (vi) administrative and other overhead costs of TVA as apportioned by TVA to such Modification in accordance with the Uniform System of Accounts, applicable to such acquisition or construction of such Modification, all in accordance with the Capital Expenditure Budget in effect from time to time.
“Construction Management Agreement” shall mean the Construction Management Agreement dated as of the Closing Date between TVA and the Owner Lessor.
“Construction Period Financing Account” shall have the meaning specified in Section 2.17(a) of the Lease Indenture.
“Construction Period Financing Costs” shall mean a dollar amount equal to the sum of (a) $22,629,677 with respect to the Lessor Notes and (b) $2,283,244 with respect to the Equity Investment.
“Contractor” shall mean TVA as contractor under the Construction Management Agreement.
“Contract Year” shall mean the 12-month period commencing at 12:01 a.m. on January 1 of each year and ending at 12:01 a.m. on the following January 1, except that the first Contract Year shall begin on the Service Commencement Date and the last Contract Year shall end on the Final Shutdown Date.
“Debt Portion” shall mean the separate portions of the Net TV Amount (Debt Portion), which portions correspond to the 2024 Lessor Notes and each series of Additional Lessor Notes that may have been issued from time to time and are determined by multiplying (a) the Net TV Amount (Debt Portion), by (b) the fraction (i) the numerator of which is the outstanding principal amount of the applicable 2024 Lessor Notes or such series of Additional Lessor Notes and (ii) the denominator of which is the aggregate outstanding principal amount of the 2024 Lessor Notes and the Additional Lessor Notes.
“Deed of Trust Trustee” shall mean John Seehorn, Esq.

“Design Documents” shall have the meaning specified in Section 2.2.1 of the Construction Management Agreement.
“Discounted Value” shall mean, with respect to the Called Amount of any Equity Investment, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Amount from their respective scheduled due dates to the Settlement Date with respect to such Called Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which return on the Equity Investment is payable) equal to the Reinvestment Yield with respect to such Called Amount.
“Dollars” or the sign “$” shall mean United States dollars or other lawful currency of the United States.
“DTC” shall mean The Depository Trust Company, a New York corporation.
“Early Buy Out” shall have the meaning specified in Section 15.1 of the Facility Lease.
“Early Buy Out Date” shall have the meaning specified in Section 15.1 of the Facility Lease.
“Early Buy Out Notice” shall have the meaning specified in Section 15.1 of the Facility Lease.
“Effective Date” shall mean September 25, 2024.
“Election Notice” shall have the meaning specified in Section 13.1 of the Facility Lease.
“Energy” shall mean megawatt hours of electric energy.
“Enforcement Notice” shall have the meaning specified in Section 5.1 of the Lease Indenture.
“Engineering Consultant” shall mean Sargent & Lundy, L.L.C.
“Engineering Report” shall mean the report of the Engineering Consultant, dated August 30, 2024.
“Environmental Condition” shall mean any action, omission, event, condition or circumstance, including the presence of any Hazardous Substance, that does or reasonably could (i) require assessment, investigation, abatement, correction, removal or remediation under any Environmental Law, (ii) give rise to any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under any Environmental Law, or (iii) constitute a violation of or non-compliance with any Environmental Law.

“Environmental Laws” shall mean any federal, state or local laws, common law, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes and regulations relating to the environment, human health, natural resources or Hazardous Substances, now or hereafter in effect and as each may from time to time be amended, supplemented or supplanted.
“Equity Breakage” shall mean, with respect to a Called Amount, an amount equal to the excess, if any, of the Discounted Value with respect to the Called Amount of such Equity Investment over the amount of such Called Amount, provided that the Equity Breakage may in no event be less than zero.
“Equity Collateral Agent” shall mean Wilmington Trust, National Association, or any successor thereto, as collateral agent appointed pursuant to the Equity Note Purchase Documents.
“Equity Guarantor” shall have the meaning specified in Section 7.1 of the Participation Agreement.
“Equity Guaranty” shall mean any guaranty agreement guaranteeing the obligations of the Equity Investor or entered into pursuant to Section 7.1 of the Participation Agreement in form and substance substantially in the form of Exhibit G to the Participation Agreement.
“Equity Investment” shall mean the amount specified under the heading “Equity Investment” in Schedule 4 to the Participation Agreement.
“Equity Investor” shall have the meaning set forth in the introductory paragraph to the Participation Agreement; provided that if the Membership Interests are transferred pursuant to the Participation Agreement such that more than one person is a holder thereof, the term “Equity Investor” shall be deemed to include each holder of the Membership Interests.
“Equity Investor LLC Agreement” shall mean the limited liability company agreement, dated on or about the Effective Date, between the Owner Participant and the Equity Manager.
“Equity Investor’s Lien” shall mean, with respect to the Equity Investor, any Equity Note Purchaser, the Equity Note Purchaser or the Equity Manager, any Lien on the Facility, the Global Common Facilities, the Site, the Lessor Estate or any part thereof arising as a result of (i) Claims against or any act or omission of the Equity Investor, an Equity Note Purchaser or the Equity Manager or any Affiliate of any thereof that are not related to, or that are in violation of, any Transaction Document or the transactions contemplated thereby or that are in breach of any covenant or agreement of the Equity Investor or the Equity Manager set forth therein, (ii) Taxes against the Equity Investor, any Equity Note Purchaser, the Equity Manager or any respective Affiliate thereof that are not indemnified against by TVA pursuant to any Transaction Document or (iii) Claims against or affecting the Equity Investor, any Equity Note Purchaser, the Equity Manager or any respective Affiliate thereof arising out of the voluntary or involuntary transfer by the Equity Manager or the Equity Investor (except as contemplated or permitted by the Transaction Documents) of any portion of the Equity Investor’s Membership Interests.

“Equity Manager” shall have the meaning set forth in the introductory paragraph of the Participation Agreement.
“Equity Note” shall mean, with respect to any Equity Note Purchaser, the Equity Note issued by the Equity Investor as of the Closing Date to such Equity Note Purchaser substantially in the form attached as Exhibit 1 to the Equity Note Purchase Agreement.
“Equity Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of the Closing Date, between the Equity Investor and the Equity Note Purchasers.

“Equity Note Purchase Documents” shall mean the Equity Note Purchase Agreement, the Equity Notes, the Equity Pledge Agreement and the Equity Investor LLC Agreement.
“Equity Note Purchaser” or “Equity Note Purchasers” shall mean the Persons set forth under the caption “Equity Note Purchaser” on Schedule 4 to the Participation Agreement.
“Equity Note Purchaser’s Percentage Interest of the Notes” shall mean, as of any date of determination, the percentage of the outstanding principal amount of Equity Notes held by the applicable Equity Note Purchaser.
“Equity Placement Agent” shall mean Morgan Stanley & Co. LLC.
“Equity Pledge Agreement” shall mean the Pledge Agreement, dated as of the Closing Date, between the Equity Investor and the Equity Collateral Agent.
“Equity Portion” shall mean the separate portions of the Net TV Amount (Equity Portion), which portions correspond to the Equity Investment and each series of Additional Equity Investment that may have been issued from time to time and are determined by multiplying (a) the Net TV Amount (Equity Portion), by (b) the fraction (i) the numerator of which is the outstanding principal amount of the applicable Equity Investment or such series of Additional Equity Investment and (ii) the denominator of which is the aggregate outstanding principal amount of the Equity Investment and the Additional Equity Investments.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Event of Loss” shall mean, with respect to any Unit or Units, any of the following events:
(a)    loss of such Unit or Units or use thereof due to destruction or damage to such Unit or Units, the Common Facilities or the Global Common Facilities that is beyond economic repair or that renders such Unit or Units permanently unfit for normal use;

(b)    damage to such Unit or Units, the Common Facilities or the Global Common Facilities that results in an insurance settlement with respect to such Unit or Units on the basis of a total loss or an agreed constructive or a compromised total loss of such Unit or Units; and
(c)    seizure, condemnation, confiscation or taking of, or requisition of title to or use of, all or substantially all of a Unit or Units, the Common Facilities or the Global Common Facilities by any Governmental Entity, which in the case of a requisition of use prevents the Facility Lessee from operating and maintaining all or substantially all of the Facility, such Unit or Units or the Facility Site for a period of 365 days or more, in each case following any contest thereof and exhaustion of all permitted appeals or an election by TVA not to pursue such appeals.
“Evidences of Indebtedness” shall have the meaning specified in the Bond Resolution.
“Excepted Payments” shall mean and include (a)(i) any indemnity or other payment (whether or not constituting Supplemental Lease Rent and whether or not a Lease Event of Default exists) payable to the Equity Investor, the Equity Manager, any Equity Note Purchaser, the Lessor Manager or to their respective successors and permitted assigns (other than the Lease Indenture Trustee) pursuant to Section 2.4, 9.1 or 9.2 of the Participation Agreement and Section 11.1 of the Owner Lessor LLC Agreement or (ii) any amount payable by TVA to the Owner Lessor, the Equity Investor, the Lessor Manager, the Equity Manager or any Equity Note Purchaser to reimburse any such Person for its costs and expenses in exercising its rights under the Transaction Documents, (b) insurance proceeds, if any, payable to the Owner Lessor or the Equity Investor under insurance separately maintained by the Owner Lessor or the Equity Investor with respect to the Facility as permitted by Section 11.1 of the Facility Lease, (c) any amount payable to the Equity Investor as the purchase price of the Equity Investor’s Membership Interests in connection with any permitted sale or transfer thereof pursuant to Section 7.1 of the Participation Agreement or Section 13 of the Facility Lease, (d) any amounts payable to the Equity Investor upon exercise by TVA of the Special Lessee Transfer pursuant to Section 12 of the Participation Agreement; (e) all other fees expressly payable to the Owner Lessor, the Equity Investor, the Lessor Manager, the Equity Manager or any Equity Note Purchaser under the Transaction Documents; (f) any amounts payable by TVA to the Owner Lessor pursuant to Section 13.2 of the Facility Lease; and (vii) any payments in respect of interest to the extent attributable to payments referred to above that constitute Excepted Payments.
“Excepted Rights” shall mean the rights specified in Section 5.6 of the Lease Indenture.
“Excess Amounts” shall have the meaning specified in Section 9.12 of the Lease Indenture.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Date” shall mean, when used with respect to any Lessor Notes being replaced and exchanged for Replacement Power Bonds, the date fixed for such replacement and exchange by or pursuant to the Lease Indenture or the respective Lessor Notes, which date shall be a Termination Date.
“Excluded Property” shall mean Excepted Payments and rights reserved to the Owner Lessor and included within Excepted Rights, collectively.
“Excluded Taxes” shall have the meaning specified in Section 9.2(b) of the Participation Agreement.
“Expected Completion Date” shall have the meaning specified in Section 4.1.2 of the Construction Management Agreement
“Expiration Date” shall mean October 1, 2054, the scheduled expiration date of the Facility Lease Term.
“Facility” shall have the meaning specified in the first recital of the Participation Agreement.
“Facility Lease” shall mean the Facility Lease-Purchase Agreement, dated as of the Closing Date, between the Owner Lessor and TVA, substantially in the form of Exhibit B to the Participation Agreement.
“Facility Lease Term” shall have the meaning specified in Section 3.1 of the Facility Lease.
“Facility Lessee” shall mean TVA as lessee under the Facility Lease.
“Facility Lessee’s Interest” shall mean the Facility Lessee’s interest in and to the Facility under the Facility Lease and the Ground Interest under the Ground Sublease.
“Facility Lessor” shall mean the Owner Lessor as lessor under the Facility Lease.
“Facility Operating Fee” shall have the meaning specified in Section 3.5 of the Support Agreement.
“Facility Operation and Maintenance Expense” shall mean all payments made, costs incurred, and obligations and liabilities incurred, by TVA for or in connection with engineering, contract preparation, purchasing, repairing, insuring, supervising, recruiting, training, expediting, inspecting, accounting, providing legal services, testing, protecting, operating, insuring, using, decommissioning, retiring, and maintaining the Facility, including, but not limited to, Station Service Requirements and all such payments made, and obligations incurred, during an operating emergency, and with respect to the purchase of materials, supplies and spare parts, but excluding the Construction Cost of Modifications and any other cost included in a Capital Expenditure Budget. Facility Operation and Maintenance Expenses shall include the properly allocable direct overheads of TVA in the operation and maintenance of the Facility. Facility Operation and Maintenance Expenses shall be determined under and in accordance with the Uniform System of Accounts and shall be in accordance with the Operation and Maintenance Expense Budget in effect from time to time. There shall be credited against Facility Operation and Maintenance Expenses for such Month the proceeds of the sale by TVA of any surplus materials or supplies constituting part of, or used in connection with, the Facility. Facility Operation and Maintenance Expense shall not include any payments made by the Ground Lessee for Taxes pursuant to Section 3.2 of the Ground Lease and payments made, or costs incurred, for commodities, equipment or services supplied by TVA to the Facility User under separate contract, including transmission services supplied under contracts negotiated pursuant to Section 5 of the Support Agreement.
“Facility Site” shall mean the land on which the Facility is situated, as more particularly described in Exhibit 1 to the Ground Lease.
“Facility User” shall mean (i) the Owner Lessor, (ii) any Person to which the Owner Lessor has transferred its interest in the Facility or is leasing the Facility, or (iii) any other Person during the time and to the extent such Person has possession and control of the Facility, in each case under circumstances giving the Owner Lessor or such Person, as the case may be, the right to market and sell Energy from the Facility for its own account, including any Person designated by the Owner Lessor to be so entitled.
“Fair Market Rental Value” or “Fair Market Sales Value” shall mean with respect to any property or service as of any date, the cash rent or cash price obtainable in an arm’s length lease, sale or supply, respectively, between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply the property or service in question, and shall, in the case of an Owner Lessor’s Interest, be determined (except as otherwise provided below or in the Transaction Documents) on the basis that (a) the Facility is located on the Facility Site and the conditions contained in Sections 7 and 8 of the Facility Lease shall have been complied with in all respects, (b) the lessee or buyer shall have rights in, or an assignment of, the Transaction Documents to which the Owner Lessor is a party and the obligations relating thereto and (c) the Owner Lessor’s Interest is free and clear of all Liens (other than Owner Lessor’s Liens, Equity Investor’s Liens and Indenture Trustee’s Liens) and taking into account (i) the remaining term of the Ground Lease and the Ground Sublease and (ii) in the case of the Fair Market Rental Value, the terms of the Facility Lease and the Transaction Documents. If the Fair Market Sales Value of the Owner Lessor’s Interest is to be determined during the continuance of a Lease Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to Section 18 of the Facility Lease, such value shall be determined by an appraiser appointed by the Owner Lessor on an “as-is,” “where-is” and “with all faults” basis and shall take into account all Liens (other than Owner Lessor’s Liens, Equity Investor’s Liens and Indenture Trustee’s Liens); provided, however, in any such case where the Owner Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Owner Lessor’s Interest, Fair Market Sales Value of the Owner Lessor’s Interest shall be deemed equal to $0. If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value of the Owner Lessor’s Interest within 30 days after a request therefor has been made, the Fair Market Sales Value of the Owner Lessor’s Interest shall be determined by appraisal pursuant to the Appraisal Procedures. Any fair market value determination of a Severable

Modification shall take into consideration any liens or encumbrances to which the Severable Modification being appraised is subject and which are being assumed by the transferee.
“Federal Power Act” shall mean the Federal Power Act, as amended.
“FERC” shall mean the Federal Energy Regulatory Commission.
“Final Acceptance” shall have the meaning specified in Section 5.3 of the Construction Management Agreement.
“Final Acceptance Certificate” shall have the meaning specified in Section 5.4 of the Construction Management Agreement.
“Final Determination” shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals or rehearings by either party to the action have been exhausted or the time for filing such appeal has expired, or in any case where judicial review shall at the time be unavailable because the proposed adjustment involves a decrease in net operating loss carryforward or a business credit carryforward, a decision, judgment, decree or other order of an administrative official or agency of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., where all administrative appeals have been exhausted by all parties thereto), (ii) a closing agreement entered into under section 7121 of the Code, or any other settlement agreement entered into in connection with an administrative or judicial proceeding or (iii) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.
“Final Shutdown” shall mean the permanent removal from operation and commercial service of the Facility.
“Final Shutdown Date” shall mean the date on which Final Shutdown occurs.
“Fitch” shall mean Fitch Ratings, Inc. and any successor thereto.
“FMV Net Termination Value” shall have the meaning set forth in Section 18.2(d) of the Facility Lease.
“GAAP” shall mean generally accepted accounting principles used in the United States consistently applied.
“Global Common Facilities” shall mean all property and facilities intended for use in the operation and maintenance of the Facility and which are common to the operation and maintenance of the Facility, the Johnsonville Combustion Turbine Plant and any other facility existing on or adjacent to the Facility Site, as more particularly described in Attachment C to the Owner Lessor Mortgage.
“Global Common Facilities Operating Fee” shall have the meaning specified in Section 2.4 of the Support Agreement.

“Global Common Facilities Operation and Maintenance Expense” shall mean all payments made, costs incurred, and obligations and liabilities incurred, by TVA for or in connection with engineering, contract preparation, purchasing, repairing, insuring, supervising, recruiting, training, expediting, inspecting, accounting, providing legal services, testing, protecting, operating, insuring, using, decommissioning, retiring, and maintaining the Global Common Facilities, including depreciation and all such payments made, and obligations incurred, during an operating emergency, and with respect to the purchase of materials, supplies and spare parts. Global Common Facilities Operation and Maintenance Expenses shall include the properly allocable direct overheads of TVA in the operation and maintenance of the Global Common Facility. Global Common Facilities Operation and Maintenance Expenses shall be determined under and in accordance with the Uniform System of Accounts. There shall be credited against Global Common Facilities Operation and Maintenance Expenses for such Month the proceeds of the sale by TVA of any surplus materials or supplies constituting part of, or used in connection with, the Global Common Facilities. Global Common Facilities Operation and Maintenance Expense shall not include any payments made by the Ground Lessee for Taxes pursuant to Section 3.2 of the Ground Lease and any payments made, or costs incurred, for commodities, equipment or services supplied by TVA to the Facility User under separate contract, including transmission services supplied under contracts negotiated pursuant to Section 5 of the Support Agreement.
“Global Common Facilities Percentage” at any point in time, shall mean a percentage equal to a fraction the numerator of which is the then current rated Capacity of the Facility and the denominator of which is the sum of the then current rated Capacities of all generating facilities for the operation of which the Global Common Facilities are then utilized.
“Global Common Facilities Site” shall mean the land on which the Global Common Facilities are located, as more particularly described in Exhibit 2 to the Ground Lease.
“Government” shall mean the United States of America.
“Governmental Entity” shall mean and include the Government, any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof, but shall not include TVA.
“Ground Interest” shall mean (i) a leasehold in the Facility Site, (ii) a nonexclusive easement in, to and over the Global Common Facilities Site and (iii) a nonexclusive easement in, to and over the Access Property, granted pursuant to, and for the purposes and subject to the limitations set forth in, Section 5 of the Ground Lease.
“Ground Lease” shall mean the Ground Lease and Easement Agreement, dated as of the Closing Date, among the Ground Lessor and the Ground Lessee, substantially in the form of Exhibit C to the Participation Agreement.

“Ground Lease Term” shall have the meaning specified in Section 2.2 of the Ground Lease.
“Ground Lessee” shall mean the Owner Lessor as lessee of the Ground Interest under the Ground Lease.
“Ground Lessor” shall mean TVA and the Government (solely for purposes of Section 2.1 of the Ground Lease), as lessor of the Ground Interest under the Ground Lease.
“Ground Lessor’s Release Rights” shall have the meaning specified in Section 4.2 of the Ground Lease.
“Ground Sublease” shall mean the Ground Sublease and Easement Agreement, dated as of the Closing Date, among the Ground Sublessor and the Ground Sublessee, substantially in the form of Exhibit D to the Participation Agreement.
“Ground Sublease Term” shall have the meaning specified in Section 2.2 of the Ground Sublease.
“Ground Sublessee” shall mean TVA and the Government (solely for purposes of Section 2.1 of the Ground Sublease) as sublessee of the Ground Interest under the Ground Sublease.
“Ground Sublessor” shall mean the Owner Lessor as sublessor of the Ground Interest under the Ground Sublease.
“Guaranteed Provisional Acceptance Date” shall mean September 25, 2025.
“Hazardous Substance” shall mean any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, chemical substance, extremely hazardous substance, petroleum or petroleum derived substance, waste, or additive, asbestos, PCBs, radioactive material, corrosive, explosive, flammable or infectious material, lead, radon or other compound, element, material or substance in any form whatsoever (including products) defined, regulated, restricted or controlled by or under any Environmental Law.
“Head Lease” shall mean the Head Lease Agreement, dated as of the Closing Date, among the Head Lessor and the Head Lessee, substantially in the form of Exhibit A to the Participation Agreement.
“Head Lease Rent” shall have the meaning specified in Section 3.2(a) of the Head Lease.
“Head Lease Term” shall have the meaning specified in Section 3.1 of the Head Lease.

“Head Lessee” shall mean the Owner Lessor as lessee of the Facility under the Head Lease.
“Head Lessor” shall mean TVA and the Government (solely for purposes of Section 2 of the Head Lease) as lessor of the Facility under the Head Lease.
“Indemnitee” shall have the meaning specified in Section 9.1(a) of the Participation Agreement.
“Indemnity Period” shall have the meaning specified in Section 11 of the Ground Lease.
“Independent Appraiser” shall mean a disinterested, licensed industrial property appraiser who is a member of the Appraisal Institute having experience in the business of evaluating facilities similar to the Facility.
“Investment Banker” shall have the meaning specified in Section 2.10(b) of the Lease Indenture.
“Johnsonville Combustion Turbine Plant” shall mean the Johnsonville Combustion Turbine Plant consisting of 20 simple-cycle combustion turbine units with a combined summer net generation capacity of 1,269 MW located at a site adjacent to the Facility Site.
“Johnsonville Construction Contract” shall have the meaning specified in the first recital of the Construction Management Agreement.
“Lease Commencement Date” shall mean the earlier of (i) the date the Facility achieves Substantial Completion in accordance with the Construction Management Agreement and (ii) the Outside Lease Commencement Date.
“Lease Debt Rate” shall mean the interest rate under the 2024 Lessor Notes.
“Lease Default” shall mean any event or circumstance that, with the passage of time or the giving of notice, or both, would become a Lease Event of Default.
“Lease Event of Default” shall have the meaning specified in Section 17 of the Facility Lease.
“Leasehold Deed of Trust Trustee” shall mean R. Culver Schmid.
“Lease Indenture” shall mean the Indenture of Trust, Deed of Trust and Security Agreement and Fixture Filing, dated as of the Closing Date, among the Owner Lessor, the Lease Indenture Trustee and the Deed of Trust Trustee, substantially in the form of Exhibit E to the Participation Agreement.

“Lease Indenture Bankruptcy Default” shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.2(e) or (f) of the Lease Indenture.
“Lease Indenture Estate” shall have the meaning specified in the Granting Clause of the Lease Indenture.
“Lease Indenture Event of Default” shall have the meaning specified in Section 4.2 of the Lease Indenture.
“Lease Indenture Payment Default” shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become an Lease Indenture Event of Default under Section 4.2(b) of the Lease Indenture.
“Lease Indenture Trustee” shall mean Wilmington Trust, National Association, not in its individual capacity, but solely as Lease Indenture Trustee under the Lease Indenture, and each other Person who may from time to time be acting as Lease Indenture Trustee in accordance with the provisions of the Lease Indenture.
“Lease Indenture Trustee Office” shall mean the office to be used for notices to the Lease Indenture Trustee from time to time pursuant to Section 9.5 of the Lease Indenture.
“Lease Indenture Trustee’s Account” shall mean the account identified as the Lease Indenture Trustee’s Account on Schedule 4 of the Participation Agreement.
“Lease Indenture Trustee’s Liens” shall mean any Lien on the Facility, the Global Common Facilities, the Site, the Lessor Estate or any part thereof arising as a result of (i) Taxes against or affecting the Lease Indenture Trustee, or any Affiliate thereof, that is not related to, or that is in violation of, any Transaction Document or the transactions contemplated thereby, (ii) Claims against or any act or omission of the Lease Indenture Trustee, or Affiliate thereof, that is not related to, or that is in violation of, any Transaction Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Lease Indenture Trustee specified therein, (iii) Taxes imposed upon the Lease Indenture Trustee, or any Affiliate thereof, that are not indemnified against by TVA pursuant to any Transaction Document, or (iv) Claims against or affecting the Lease Indenture Trustee, or any Affiliate thereof, arising out of the voluntary or involuntary transfer by the Lease Indenture Trustee of any portion of the interest of the Equity Manager or the Lease Indenture Trustee in the Lessor Estate, other than pursuant to the Transaction Documents.
“Lessee Person” shall mean the Facility Lessee, any sublessee of the Facility Lessee or any other Person using or having possession of the Facility during the Facility Lease Term or any portion thereof and any Affiliate, successor, assignee, transferee, agent or employee of any of the foregoing or any Person claiming through any of the foregoing, except that none of the Owner Lessor, the Equity Investor, the Equity Manager, any Equity Note Purchaser nor the Lease Indenture Trustee, nor any Affiliate, successor, assignee, transferee, agent or employee of any of the foregoing, nor any Person claiming through any of the foregoing, shall be a Lessee Person.

“Lessor Estate” shall mean all the estate, right, title and interest of the Owner Lessor in, to and under the Facility, the Ground Interest and the Transaction Documents, including all funds advanced to the Owner Lessor by the Equity Investor, all installments and other payments of Basic Lease Rent, Supplemental Lease Rent, Termination Value, condemnation awards, purchase price, sale proceeds and all other proceeds, rights and interests of any kind for or with respect to the estate, right, title and interest of the Owner Lessor in, to and under the Facility, the Ground Interest, the Transaction Documents, and any of the foregoing.
“Lessor Manager” shall have the meaning set forth in the introductory paragraph of the Participation Agreement.
“Lessor Notes” shall mean the 2024 Lessor Notes and any Additional Lessor Notes.
“Lien” shall mean any mortgage, security deed, security title, pledge, lien, charge, encumbrance, lease, or security interest or title retention arrangement.
“List of Competitors” shall mean the initial list attached to the Participation Agreement as Schedule 2, as amended from time to time pursuant to Section 7.1(b) of the Participation Agreement.
“Majority in Interest of Noteholders” as of any date of determination, shall mean Noteholders holding in aggregate more than 50% of the total outstanding principal amount of Lessor Notes; provided, however, that any Lessor Notes held by TVA and/or any Affiliate of TVA shall not be considered outstanding for purposes of this definition unless TVA and/or such Affiliate shall hold title to all the Lessor Notes outstanding.
“Make Whole Premium” shall mean, with respect to the Lessor Notes subject to redemption pursuant to the Lease Indenture, an amount equal to the Discounted Present Value of the Lessor Notes less the unpaid principal amount of such Lessor Notes; provided that the Make Whole Premium shall not be less than zero. For purposes of this definition, the “Discounted Present Value” of any Lessor Notes subject to redemption pursuant to the Lease Indenture shall be equal to the discounted present value of all principal and interest payments scheduled to become due after the date of such redemption in respect of the Lessor Notes, calculated using a discount rate equal to the sum of (i) the yield to maturity on the U.S. Treasury security having a life equal to the remaining average life of the Lessor Notes and (ii) 15 basis points; provided, however, that if there is no U.S. Treasury security having a life equal to the remaining average life of the Lessor Notes, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the Lessor Notes.
“Material Adverse Effect” shall mean with respect to any Person a materially adverse effect on (i) the business, assets, revenues, results of operations, or financial condition of such Person, (ii) the ability of such Person to perform its obligations under the Transaction Documents, or (iii)

the validity or enforceability of the Transaction Documents, the Liens granted thereunder, or the rights and remedies thereto.
“Maximum Net Generating Capacity” shall mean the maximum net Capability of the Facility to produce Energy under conditions existing from time to time.
“Membership Interests” shall mean the membership interests of the Equity Investor in the Owner Lessor.
“Modification” shall mean a modification, alteration, improvement, addition, betterment or enlargement of the Facility, including any Required Modifications and Optional Modifications, but not Components.
“Month” shall mean a calendar month.
“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.
“Net TV Amount” shall mean the FMV Net Termination Value or the Sale Net Termination Value, as applicable.
“Net TV Amount (Debt Portion)” shall be the amount equal to the product of (a) the applicable Net TV Amount as of the applicable Termination Date, multiplied by (b) a fraction (i) the numerator of which is the Termination Value (Debt Portion) as of such Termination Date and (ii) the denominator of which is the Termination Value as of such Termination Date.
“Net TV Amount (Debt Portion) Rate” shall mean, with respect to the applicable Debt Portion, a rate per annum equal to (a) 7.078% per annum with respect to the Debt Portion that corresponds to the 2024 Lessor Notes; or (b) the interest rate on the applicable Additional Lessor Notes plus two percent (2%) per annum with respect to the Debt Portion that corresponds to such Additional Lessor Notes.
“Net TV Amount (Equity Portion)” shall be the amount equal to the product of (a) the applicable Net TV Amount as of the applicable Termination Date, multiplied by (b) a fraction (i) the numerator of which is the Termination Value (Equity Portion) as of such Termination Date and (ii) the denominator of which is the Termination Value as of such Termination Date.
“Net TV Amount (Equity Portion) Rate” shall mean, with respect to the applicable Equity Portion, a rate per annum equal to (a) 7.74% per annum with respect to the Equity Portion that corresponds to the Equity Investment; and (b) the interest rate on the applicable Additional Equity Investment plus two percent (2%) per annum with respect to the Equity Portion that corresponds to such Additional Equity Investment.
“Nonseverable Modifications” shall mean any Modification that is not a Severable Modification.

“Note Register” shall have the meaning specified in Section 2.8 of the Lease Indenture.
“Noteholder” shall mean any holder from time to time of outstanding Lessor Notes, and each such holder’s successors and permitted assigns.
“Offering Circular” shall mean the Offering Circular, dated September 25, 2024, with respect to the 2024 Lessor Notes.
“Officer’s Certificate” shall mean with respect to any Person a certificate signed by the Responsible Officer of such Person.
“Operating Fee” shall mean the Global Common Facilities Operating Fee and, if the Owner Lessor shall elect to appoint TVA operator of the Facility pursuant to Section 3.1 of the Support Agreement and TVA shall not be precluded by law from so serving, the Facility Operating Fee.
“Operation and Maintenance Expense” shall mean the Facility Operation and Maintenance Expense and the Global Common Facilities Operation and Maintenance Expense.
“Operation and Maintenance Expense Budget” shall have the meaning set forth in Section 4.4(c) of the Support Agreement.
“Operative Documents” shall mean the Participation Agreement, the Head Lease, the Facility Lease, the Ground Lease, the Ground Sublease, any Equity Guaranty, the Owner Lessor Mortgage, the Lease Indenture, the Lessor Notes, the Owner Lessor LLC Agreement and the Support Agreement.
“Optional Modification” shall have the meaning specified in Section 8.2 of the Facility Lease.
“Other Exchange Date Payment Amounts” shall mean the following amounts (without duplication) to be paid by the Facility Lessee on the Exchange Date: (a) if the Exchange Date is also a Rent Payment Date, Basic Lease Rent payable on such Exchange Date; plus (b) all reasonable documented out-of-pocket costs and expenses incurred by the Owner Lessor, the Equity Investor, the Equity Note Purchasers and the Lease Indenture Trustee in connection with the exercise of the Early Buy Out (without duplication of any such costs and expenses payable pursuant to the Facility Lease); plus (c) any other Supplemental Lease Rent payments due and unpaid on the Exchange Date under any other Transaction Document.
“Other Redemption Date Payment Amounts” shall mean the following amounts (without duplication) to be paid by the Facility Lessee on the Redemption Date: (a) if the Redemption Date is also a Rent Payment Date, Basic Lease Rent payable on such Redemption Date; plus (b) all reasonable documented out-of-pocket costs and expenses incurred by the Owner Lessor, the Equity Investor, the Equity Note Purchasers and the Lease Indenture Trustee in connection with the exercise of the Early Buy Out (without duplication of any such costs and expenses payable pursuant to the Facility Lease); plus (c) any other Supplemental Lease Rent payments due and unpaid on the Redemption Date under any other Transaction Document.
“Outside Lease Commencement Date” shall mean September 25, 2025.
“Overdue Rate” (a) when used with reference to the Lessor Notes, Basic Lease Rent (Debt Portion) or Termination Value (Debt Portion) shall mean two percent (2%) per annum over the greater of (i) the Base Rate and (ii) the stated interest rate on the Lessor Notes, (b) when used with reference to the Basic Lease Rent (Equity Portion) or Termination Value (Equity Portion), shall mean two percent (2%) over the greater of (A) the Base Rate and (B) 5.74% per annum or (c) when used with reference to any amount which is due and owing and not referenced in clause (a) or (b) of this definition, the Base Rate plus two percent (2%) per annum.
“Owner Lessor” shall have the meaning set forth in the introductory paragraph to the Participation Agreement.
“Owner Lessor Indemnified Parties” shall have the meaning specified in Section 7.2 of the Construction Management Agreement.
“Owner Lessor LLC Agreement” shall mean the limited liability company agreement of the Owner Lessor, dated on or about the Effective Date, between the Equity Investor, and the Lessor Manager.
“Owner Lessor Mortgage” shall mean the Leasehold Deed of Trust, Security Agreement and Fixture Filing, dated as of the Closing Date, made by the Owner Lessor to the Leasehold Deed of Trust Trustee and TVA, substantially in the form of Exhibit I to the Participation Agreement.
“Owner Lessor’s Account” shall mean the account identified as the Owner Lessor’s Account on Schedule 4 to the Participation Agreement.
“Owner Lessor’s Interest” shall mean the Owner Lessor’s right, title and interest in and to (i) the Facility under the Head Lease, (ii) the Ground Interest under the Ground Lease and (iii) the Support Agreement.
“Owner Lessor’s Lien” shall mean any Lien on the Facility, the Global Common Facilities, the Site, the Lessor Estate or any part thereof arising as a result of (i) Taxes against or affecting the Lessor Manager or the Owner Lessor, or any respective Affiliate thereof that is not related to, or that is in violation of, any Transaction Document or the transactions contemplated thereby, (ii) Claims against, or any act or omission of, the Lessor Manager or the Owner Lessor, or any respective Affiliate thereof, that is not related to, or that is in violation of, any Transaction Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Lessor Manager or the Owner Lessor specified therein, (iii) Taxes imposed upon the Lessor Manager or the Owner Lessor, or any respective Affiliate thereof that are not indemnified against by TVA pursuant to any Transaction Document, or (iv) Claims against or affecting the Lessor Manager or the Owner Lessor, or any respective Affiliate thereof arising out of the voluntary or involuntary transfer by the Lessor Manager or the Owner

Lessor of any portion of the interest of the Lessor Manager or the Owner Lessor in the Owner Lessor’s Interest, other than pursuant to the Transaction Documents.
“Owner Participant” shall mean the owner of the membership interests of the Equity Investor which shall mean GSS Holdings (Johnsonville), Inc. until such time, if any, that it has transferred such membership interest in accordance with the Equity Investor LLC Agreement, and, thereafter shall mean such transferee or its permitted successor or assign.
“Partial Early Buy Out” shall mean TVA’s exercise of the Early Buy Out with respect to less than all Units.
“Partial Event of Loss” shall mean an Event of Loss with respect to less than all Units.
“Participation Agreement” shall mean the Participation Agreement, dated as of the Effective Date, among TVA, the Owner Lessor, the Lessor Manager, the Equity Manager, the Equity Investor and the Lease Indenture Trustee.
“Paying Agent” shall have the meaning specified in Section 2.6 of the Lease Indenture.
“Permitted Closing Date Liens” shall mean those matters listed on Exhibit 5 to the Ground Lease.
“Permitted Instruments” shall mean (a) Permitted Securities, (b) overnight loans to or other customary overnight investments in commercial banks of the type referred to in paragraph (d) below, (c) open market commercial paper of any corporation (other than TVA or any Affiliate thereof) incorporated under the laws of the United States or any state thereof which is rated not less than “prime 1” or its equivalent by Moody’s and “A 1” or its equivalent by S&P maturing within one year after such investment, or such other comparable rating by a nationally recognized rating agency, (d) certificates of deposit issued by commercial banks organized under the laws of the United States or any state thereof or a domestic branch of a foreign bank (i) having a combined capital and surplus in excess of $500,000,000 and (ii) which are rated “AA” or better by S&P and “Aa2” or better by Moody’s, or such other comparable rating by a nationally recognized rating agency; provided that no more than $20,000,000 may be invested in such deposits at any one such bank and (e) a money market fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to Permitted Securities.
“Permitted Liens” shall mean (i) the interests of TVA, the Equity Investor, the Owner Lessor and the Lease Indenture Trustee under any of the Transaction Documents; (ii) all Owner Lessor’s Liens, Equity Investor’s Liens and Indenture Trustee’s Liens; (iii) the interests of TVA in the Facility and the Facility Site; (iv) Permitted Closing Date Liens; (v) Liens for taxes either not delinquent or being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of TVA if required by generally accepted accounting principles, so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Facility or the Facility Site; (vi) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like liens arising in the ordinary course of business for amounts either not delinquent or being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of TVA if required by generally accepted accounting principles, so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Facility or the Facility Site; (vii) liens arising out of judgments or awards against TVA with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by TVA, so long as such judgment, award or appeal shall not involve any danger of the sale, forfeiture or loss of any part of the Facility or the Facility Site; (viii) utility rights of way and easements; and (ix) Liens permitted pursuant to Section 4.2 or 4.3 of the Ground Lease.
“Permitted Post Facility Lease Term Liens” shall mean the Permitted Liens referred to in clauses (ii), (iii) and (ix) of the definition thereof.
“Permitted Securities” shall mean securities (and security entitlements with respect thereto) that (a) are (i) direct obligations of the United States of America or obligations guaranteed as to principal and interest by the full faith and credit of the United States of America, and (ii) securities issued by agencies of the U.S. federal government whether or not backed by the full faith and credit of the United States rated “AA” and “Aa2” by S&P and Moody’s, respectively, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government obligation or a specific payment of interest on or principal of any such U.S. Government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of interest on or principal of the U.S. Government obligation evidenced by such depository receipt and (b) have a stated maturity no later than the date of the expected use of the funds.
“Person” shall mean any individual, corporation, cooperative, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Personalty” shall have the meaning specified in the Granting Clause of the Owner Lessor Mortgage.
“Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to ERISA, any “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any trust created under any such plan or any “governmental plan” (as defined in Section 3(32) of ERISA or Section 414(d) of the Code) that is organized in a jurisdiction having prohibitions on transactions with government plans similar to those contained in Section 406 of ERISA or Section 4975 of the Code.
“Point or Points of Interconnection” shall mean the points of interconnection of the transmission facilities owned by TVA with regional transmission lines of entities to which TVA wheels power on behalf of the Owner Lessor pursuant to Section 5 of the Support Agreement, as such points may be agreed upon by the Parties from time to time.

“Power” shall mean megawatts of Capacity and associated Energy.
“Proceeds” shall mean the proceeds from the sale of the 2024 Lessor Notes by the Owner Lessor to the Noteholders on the Closing Date.
“Provisional Acceptance” shall have the meaning specified in Section 5.1 of the Construction Management Agreement.
“Provisional Acceptance Certificate” shall have the meaning specified in Section 5.2 of the Construction Management Agreement.
“Prudent Industry Practice” shall mean, at a particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry with respect to facilities similar in nature to the Facility, or (b) any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety and expedition. “Prudent Industry Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts.
“Punch List” shall have the meaning specified in Section 2.3.2 of the Construction Management Agreement.
“Quarter” means a calendar three-month period, ending on March 31, June 30, September 30 or December 31.
“Rates” shall have the meaning specified in Section 5.5 of the Participation Agreement.
“Rating Agencies” shall mean S&P, Moody’s and Fitch and any other comparable nationally recognized rating agency.
“Real Property” shall have the meaning specified in the Granting Clause of the Owner Lessor Mortgage.
“Reasonable Basis” for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85 352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association (or any successor to such opinion).
“Rebuilding Closing Date” shall have the meaning specified in Section 10.3(b) of the Facility Lease.
“Redemption Date” shall mean, when used with respect to any Lessor Notes to be redeemed, the date fixed for such redemption by or pursuant to the Lease Indenture or the respective Lessor Notes, which date shall be a Termination Date.

“Registrar” shall have the meaning specified in Section 2.8 of the Lease Indenture.
“Regulatory Event of Loss” shall mean a condition or circumstance where, if elected by the Owner Lessor, the Equity Investor or one or more affected Equity Note Purchasers (by notice to the Facility Lessee) within 12 months of obtaining knowledge of the event or circumstance causing a “Regulatory Event of Loss,” the Owner Lessor, the Equity Investor or such affected Equity Note Purchaser or Purchasers become subject to rate of return regulation or other applicable public utility law or regulation of a Governmental Entity that, in the reasonable opinion of the Owner Lessor, the Equity Investor or such affected Equity Note Purchaser or Purchasers, is materially burdensome to the Owner Lessor, the Equity Investor or such affected Equity Note Purchaser or Purchasers and cannot be remedied by cooperation among the parties and the taking of reasonable measures to alleviate the source or consequence of any such regulation or law, provided that: (i) such regulation or law is applicable solely as a result of the participation of the Owner Lessor, the Equity Investor or such affected Equity Note Purchaser or Purchasers in the transactions contemplated by the Transaction Documents and not as a result of (A) any other investments, loans, or other business activities of the Owner Lessor, the Equity Investor or such affected Equity Note Purchaser or Purchasers or their Affiliates or the nature of properties or assets owned, held or otherwise available to the Owner Lessor, the Equity Investor or such affected Equity Note Purchaser or Purchasers or their Affiliates or (B) a failure of the Owner Lessor, the Equity Investor or such affected Equity Note Purchaser or Purchasers or their Affiliates to perform routine, administrative or ministerial actions which would not have a material adverse consequence on the Owner Lessor, the Equity Investor or such affected Equity Note Purchaser or Purchasers or their Affiliates; and (ii) the Owner Lessor, the Equity Investor or such affected Equity Note Purchaser or Purchasers would no longer be subject to such law or regulation if the Owner Lessor terminated the Head Lease and the Facility Lease and transferred possession of the Facility to the Head Lessor, the Equity Investor disposed of its Membership Interests, or such affected Equity Note Purchaser or Purchasers disposed of its or their Equity Notes as the case may be.
“Regulatory Event of Loss Termination Payment” shall mean, with respect to any Termination Date, an amount equal to the product of (a) the Termination Value (Equity Portion) with respect to such Termination Date, multiplied by (b) the applicable Equity Note Purchaser’s Percentage Interest of the Notes.
“Related Party” shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; provided that the Lessor Manager and the Owner Lessor shall not be treated as Related Parties to each other and neither the Owner Lessor nor the Lessor Manager shall be treated as a Related Party to the Equity Investor except that, for purposes of Section 9 of the Participation Agreement, the Owner Lessor will be treated as a Related Party to the Equity Investor to the extent that the Owner Lessor acts on the express direction or with the express consent of the Equity Investor.
“Released Property” shall have the meaning specified in Section 4.2 of the Ground Lease.

“Relevant Portion” shall mean (a) with respect to Section 10 of the Facility Lease, the Unit or Units suffering an Event of Loss or (b) with respect to Section 15 of the Facility Lease, the Unit or Units subject to TVA’s exercise of the Early Buy Out, in either case with respect to a termination of the Facility Lease with respect to less than the entire Facility.
“Reinvestment Yield” shall mean, with respect to the Called Amount of any Equity Investment, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Remaining Scheduled Payments as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Equity Investment. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” shall mean, with respect to the Called Amount of any Equity Investment, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Amount as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Equity Investment.
“Remaining Average Life” shall mean, with respect to any Called Amount, the number of years obtained by dividing (i) such Called Amount into (ii) the sum of the products obtained by multiplying (a) the return of equity component of each Remaining Scheduled Payment with respect to such Called Amount by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months, that will elapse between the Settlement Date with respect to such Called Amount and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” shall mean, with respect to the Called Amount of any Equity Investment, all payments of Basic Lease Rent (Equity Portion) that would be due after the Settlement Date if no payment of such Called Amount were made prior to its scheduled due date.

“Remediate” or “Remediation” means an action or actions required by a Governmental Entity pursuant to Applicable Law to address an Environmental Condition or a release of Hazardous Substances, including monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or remediation work in connection with such Environmental Conditions or a release of Hazardous Substances.
“Removable Modification” shall have the meaning specified in Section 8.3 of the Facility Lease.
“Rent” shall mean Basic Lease Rent and Supplemental Lease Rent.
“Rent Payment Date” shall mean each April 1 and October 1, commencing April 1, 2025, to and including October 1, 2054.
“Replacement Component” shall have the meaning specified in Section 7.2 of the Facility Lease.
“Replacement Power Bond” shall have the meaning specified in Section 2.10(c) of the Lease Indenture.
“Reported” shall have the meaning specified in the definition of Reinvestment Yield in this Appendix A.
“Required Modification” shall have the meaning specified in Section 8.1 of the Facility Lease.
“Responsible Officer” shall mean (a) with respect to a corporation or limited liability company, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, its Independent Manager or any other management employee (i) that has the power to take the action in question and has been authorized, directly or indirectly, by the Board of Directors (or equivalent body) of such Person, (ii) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer, and (iii) whose responsibilities include the administration of the transactions and agreements contemplated by the Transaction Documents, (b) with respect to the Lease Indenture Trustee, an officer in its corporate trust administration department, (c) with respect to TVA, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee, (d) with respect to the Owner Lessor, the Lessor Manager and (e) with respect to the Equity Investor, the Equity Manager.
“Revenues” shall have the meaning specified in the Granting Clause of the Lease Indenture.
“S&P” shall mean S&P Global Ratings or any successor thereto.
“Sale Net Termination Value” shall have the meaning set forth in Section 18.2(e) of the Facility Lease.

“Scheduled Closing Date” shall mean October 2, 2024 and any date set for the Closing in a notice of postponement pursuant to Section 2.3(a) of the Participation Agreement.
“Scheduled Payment Date” shall mean a Rent Payment Date.
“SEC” shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934.
“Secured Indebtedness” shall have the meaning specified in Section 1 of the Lease Indenture.
“Secured Obligations” shall have the meaning set forth in the Granting Clause of the Owner Lessor Mortgage.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security” shall have the same meaning as in Section 2(a)(1) of the Securities Act.
“Service Commencement Date” shall mean the date upon which the Facility Lease expires or terminates and possession and control of the Owner Lessor’s Interest is delivered to the Owner Lessor or its designee pursuant to Section 5 or Section 18.2 of the Facility Lease.
“Settlement Date” shall mean, with respect to the Called Amount of any Equity Investment, the date, which shall be a Termination Date, on which such Called Amount is to be repaid pursuant to Section 15 of the Facility Lease.
“Severable Modification” shall mean any Modification that is removable without causing material damage to the Facility that cannot readily be repaired.
“Significant Lease Default” shall mean any of: (i) TVA shall fail to make any payment of Basic Lease Rent or Termination Value on the relevant payment date or after the same shall have become due and payable, (ii) TVA shall fail to make any payment of Supplemental Lease Rent in excess of $350,000 (other than Excepted Payments, or Termination Value or any amount determined by reference thereto) on the relevant payment date after the same shall have become due and payable, except to the extent such amounts are the subject of a good faith dispute and have not been established to be due and payable, or (iii) an event which is or, with the passage of time would be, a Lease Event of Default under Section 17(e) or (f) of the Facility Lease.
“Significant Lease Indenture Default” shall mean a failure by the Owner Lessor to make any payment of principal or interest on the Lessor Notes after the same shall have become due and payable.
“Similar Law” shall mean any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Site” shall mean the Facility Site, the Global Common Facilities Site and the Access Property.
“Special Lessee Transfer” shall have the meaning specified in Section 12 of the Participation Agreement.
“Special Lessee Transfer Amount” shall mean for any Termination Date, the amount determined as follows: (i) the Termination Value (Equity Portion) under the Facility Lease on such Termination Date; plus (ii) any unpaid Basic Lease Rent (Equity Portion) due on or before such Termination Date; plus (iii) the Equity Breakage.
“Station Service Requirements” shall mean the Capacity and Energy required during any period (including initial start-up and testing) and supplied from any source other than the Facility for operation of all on-site process and auxiliary equipment and systems used or useful in connection with the operation and maintenance of the Facility.
“Subcontractors” shall have the meaning specified in the third recital of the Construction Management Agreement.
“Subordinated Resolution” shall mean the Tennessee Valley Authority Subordinated Debt resolution adopted March 29, 1995, as amended and supplemented.
“Supplemental Financing” shall have the meaning specified in Section 11.2(b) of the Participation Agreement.
“Supplemental Lease Rent” shall mean any and all amounts, liabilities and obligations (other than Basic Lease Rent or any amount determined by reference thereto) that TVA assumes, agrees to or is required to pay under the Transaction Documents (whether or not identified as “Supplemental Lease Rent”) to the Owner Lessor or any other Person, including Termination Value and Make Whole Premium.
“Support Agreement” shall mean the Operating and Support Agreement, dated as of the Closing Date, between the Owner Lessor and TVA, substantially in the form of Exhibit H to the Participation Agreement.
“Tax” or “Taxes” shall mean all fees, taxes (including sales taxes, use taxes, stamp taxes, value added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible)), levies, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority (including penalties or other amounts payable pursuant to subtitle B of Title I of ERISA).
“Tax Advance” shall have the meaning specified in Section 9.2(g)(iii)(4) of the Participation Agreement.
“Tax Benefit” shall have the meaning specified in Section 9.2(e) of the Participation Agreement.

“Tax Claim” shall have the meaning specified in Section 9.2(g)(i) of the Participation Agreement.
“Tax Event” shall mean any event or transaction that results in a Noteholder being subject to U.S. federal income tax on a different amount, in a different manner or at a different time than would have been the case if such event had not occurred.
“Tax Indemnitee” shall have the meaning specified in Section 9.2(a) of the Participation Agreement.
“Term-Out Notice Date” shall mean the date on which TVA delivers written notice to the Owner Lessor of TVA’s election to pay the Net TV Amount in accordance with Section 18.4 of the Facility Lease.
“Term-Out Payment Dates” shall have the meaning specified in Section 18.4 of the Facility Lease.
“Termination Date” shall mean each of the monthly dates during the Facility Lease Term identified as a “Termination Date” on Schedule 2 of the Facility Lease.
“Termination Value” for any Termination Date shall mean an amount equal to the sum of (a) Termination Value (Debt Portion) and (b) Termination Value (Equity Portion) for such Termination Date.
“Termination Value (Debt Portion)” for any Termination Date shall mean the amount set forth under the heading “Termination Value (Debt Portion)” on Schedule 2 of the Facility Lease for such Termination Date.
“Termination Value (Equity Portion)” for any Termination Date shall mean the amount set forth under the heading “Termination Value (Equity Portion)” on Schedule 2 of the Facility Lease for such Termination Date.
“Transaction” shall mean, collectively, the transactions contemplated under the Participation Agreement and the other Transaction Documents.
“Transaction Costs” shall mean the following costs to the extent substantiated or otherwise supported in reasonable detail:
(i)    the cost of reproducing and printing the Transaction Documents and the Offering Circular and all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar taxes in connection with the execution, delivery, filing and recording of the Head Lease, the Facility Lease, the Ground Lease, the Ground Sublease and any other Transaction Document, and any other document required to be filed or recorded pursuant to the provisions hereof or of any other Transaction Document and any Uniform Commercial Code filing fees in respect of the perfection of any security interests created by any of the Transaction Documents or as otherwise reasonably required by the Owner Lessor or the Lease Indenture Trustee;

(ii)    the reasonable fees and expenses of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Owner Lessor, the Equity Investor and the Equity Note Purchasers, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Transaction Documents, subject to the terms set forth in the fee arrangement between TVA and Pillsbury Winthrop Shaw Pittman LLP;
(iii)    the reasonable fees and expenses of Bass, Berry & Sims PLC, Tennessee counsel to the Equity Investor and the Underwriters, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Transaction Documents, subject to the terms set forth in the fee agreement between TVA and Bass, Berry & Sims PLC dated as of July 17, 2024;
(iv)    the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP, special counsel to TVA, and Baker, Donelson, Bearman, Caldwell, & Berkowitz, PC, Tennessee counsel to TVA, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement, the other Transaction Documents and the Underwriting Agreement and the preparation of the Offering Circular, subject to the terms of the fee agreement between TVA and Orrick, Herrington & Sutcliffe LLP dated as of April 9, 2024, and the fee arrangement between TVA and Baker, Donelson, Bearman, Caldwell, & Berkowitz, PC;
(v)    the reasonable fees and expenses of Morris James LLP, counsel for the Owner Lessor, the Lessor Manager, the Equity Manager and the Equity Collateral Agent, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Transaction Documents;
(vi)    the reasonable fees and expenses of White & Case, LLP, counsel to the Underwriters, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement, the other Transaction Documents and the Underwriting Agreement and the preparation of the Offering Circular, subject to the terms set forth in the fee arrangement between TVA and White & Case, LLP;
(vii)    the reasonable fees and expenses of Richards, Layton & Finger PA, counsel for the Lease Indenture Trustee for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Transaction Documents;
(viii)    the underwriting discounts and commissions payable to, and reasonable out of pocket expenses of, the Underwriters;
(ix)    the reasonable fees and expenses of Ernst & Young LLP for services rendered in connection with the Transaction;
(x)    the reasonable, documented out-of-pocket expenses of the Equity Investor, each Equity Note Purchaser, the Owner Participant and the Owner Lessor;
(xi)    the initial fees and expenses of the Lease Indenture Trustee in connection with the execution and delivery of the Participation Agreement and the other Transaction Documents to which it is or will be a party;

(xii)    the fees and expenses of the Appraiser, for services rendered in connection with delivering the Closing Appraisal required by Section 4 of the Participation Agreement;
(xiii)    the fees and expenses of the Engineering Consultant, for services rendered in connection with delivering the Engineering Report required by Section 4 of the Participation Agreement; and
(xiv)    the fees and expenses of the Rating Agencies in connection with the rating of the Lessor Notes.
Notwithstanding the foregoing, Transaction Costs shall not include internal costs and expenses such as salaries and overhead of whatsoever kind or nature nor costs incurred by the parties to the Participation Agreement pursuant to arrangements with third parties for services (other than those expressly referred to above), such as the fees and expenses of financial analysis and consulting, advisory services, and costs of a similar nature.
“Transaction Documents” shall mean the Operative Documents, the Construction Management Agreement and the Equity Note Purchase Documents.
“Transaction Party(ies)” shall mean, individually or collectively as the context may require, all or any of the parties to the Transaction Documents (including Wilmington Trust).
“Transferee” shall have the meaning specified in Section 7.1(a) of the Participation Agreement.
“Transmission Services Guidelines” shall mean the “Transmission Services Guidelines” of TVA or any successor tariff thereto of general applicability governing the provision of such transmission services and associated ancillary services over the TVA transmission facilities.
“Treasury Regulations” shall mean regulations, including temporary regulations, promulgated under the Code.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed except as provided in Section 905 of such act; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“TVA” shall have the meaning set forth in the introductory paragraph to the Participation Agreement.
“TVA Act” shall mean the Tennessee Valley Authority Act of 1933, as amended.
“Uncontrollable Forces” shall have the meaning set forth in Section 8.2 of the Support Agreement.

“Underwriters” shall mean Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc. and RBC Capital Markets, LLC.
“Underwriting Agreement” shall mean the Underwriting Agreement, dated the Effective Date, between TVA and the Underwriters.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.
“Uniform System of Accounts” shall mean the Uniform System of Accounts prescribed by FERC, as in effect on the Closing Date and as from time to time and thereafter amended, or the chart of accounts and accounting classifications which may be substituted for such Uniform System of Accounts from time to time by FERC or its successor for such purpose.
“Unit” and collectively the “Units” shall mean each of the ten (10) General Electric LM6000PF1 combustion turbine generators and any Components exclusively related thereto, as more particularly described on Exhibit A to the Facility Lease.
“U.S. Government Obligations” shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
“Verifier” shall have the meaning specified in Section 3.4(c) of the Facility Lease.
“Wilmington Trust” shall have the meaning set forth in the introductory paragraph to the Participation Agreement.
“Work” shall have the meaning specified in Section 2.1(a) of the Construction Management Agreement.
_______________
Copies of the Ground Lease, the Ground Sublease, the Head Lease, the Facility Lease, the Owner Lessor Mortgage, and the Lease Indenture are of record with the office of the Register of Deeds of Humphreys County, Tennessee.

Index

2024 Lessor Notes    4
Access Property    4
Actual Knowledge    4
Additional Equity Investment    4
Additional Facility    4
Additional Lessor Notes    4
Additional Owner    4
Affiliate    4
After-Tax Basis    4
Applicable Law    5
Applicable Permits    5
Applicable Rate    5
Appraisal Procedure    5
Appraiser    5
Arbitration Proceeding    5
Assigned Documents    6
Assignment and Assumption Agreement    6
Bankruptcy Code    6
Base Rate    6
Basic Lease Rent    6
Basic Lease Rent (Debt Portion)    7
Basic Lease Rent (Equity Portion)    7
Benefit Plan    7
Bond Resolution    7
Boundary Property    7
Burns & McDonnell    7
Business Day    7
Called Amount    7
Capability    7
Capacity    7
Capital Expenditure Budget    7
Claim    7
Closing    8
Closing Appraisal    8
Closing Date    8
CMA Payment    8
Code    8
Co-Equity Manager    8
Co-Lessor Manager    8
Collateral    8
Common Facilities    8
Competitor    8
Component    8
Confidential Information    8
Construction Cost    8
Construction Management Agreement    9
Construction Period Financing Account    9
Construction Period Financing Costs    9
Contract Year    9
Contractor    9
Debt Portion    9
Deed of Trust Trustee    9
Design Documents    9
Discount Value    9
Dollars    9
DTC    9
Early Buy Out    10
Early Buy Out Date    10
Early Buy Out Notice    10
Effective Date    10
Election Notice    10
Energy    10
Enforcement Notice    10
Engineering Consultant    10
Engineering Report    10
Environmental Condition    10
Environmental Laws    10
Equity Breakage    10
Equity Collateral Agent    10
Equity Guarantor    10
Equity Guaranty    10
Equity Investment    11
Equity Investor    11
Equity Investor LLC Agreement    11
Equity Investor’s Lien    11
Equity Manager    11
Equity Note    11
Equity Note Purchase Agreement    11
Equity Note Purchase Documents    11
Equity Note Purchaser    11
Equity Note Purchaser’s Percentage Interest of the Notes    11
Equity Placement Agent    11
Equity Pledge Agreement    12
Equity Portion    12
ERISA    12
Event of Loss    12

Evidences of Indebtedness    12
Excepted Payments    12
Excepted Rights    13
Excess Amounts    13
Exchange Act    13
Exchange Date    13
Excluded Property    13
Excluded Taxes    13
Expected Completion Date    13
Expiration Date    13
Facility    13
Facility Lease    13
Facility Lease Term    13
Facility Lessee    13
Facility Lessee’s Interest    13
Facility Lessor    13
Facility Operating Fee    13
Facility Operation and Maintenance Expense    14
Facility Site    14
Facility User    14
Fair Market Rental Value    14
Fair Market Sales Value    14
Federal Power Act    15
FERC    15
Final Acceptance    15
Final Acceptance Certificate    15
Final Determination    15
Final Shutdown    15
Final Shutdown Date    15
Fitch    15
FMV Net Termination Value    15
GAAP    15
Global Common Facilities    16
Global Common Facilities Operating Fee    16
Global Common Facilities Operation and Maintenance Expenses    16
Global Common Facilities Site    16
Government    16
Governmental Entity    16
Ground Interest    16
Ground Lease    17
Ground Lease Term    17
Ground Lessee    17
Ground Lessor    17
Ground Lessor’s Release Rights    17
Ground Sublease    17
Ground Sublease Term    17
Ground Sublessee    17
Ground Sublessor    17
Guaranteed Provisional Acceptance Date    17
Hazardous Substance    17
Head Lease    17
Head Lease Rent    17
Head Lease Term    17
Head Lessee    17
Head Lessor    18
Indemnitee    18
Independent Appraiser    18
Investment Banker    18
Johnsonville Combustion Turbine Plant    18
Johnsonville Construction Contract    18
Lease Commencement Date    18
Lease Debt Rate    18
Lease Default    18
Lease Event of Default    18
Lease Indenture    18
Lease Indenture Bankruptcy Default    18
Lease Indenture Estate    18
Lease Indenture Event of Default    18
Lease Indenture Payment Default    19
Lease Indenture Trustee    19
Lease Indenture Trustee Office    19
Lease Indenture Trustee’s Account    19
Lease Indenture Trustee’s Liens    19
Leasehold Deed of Trust Trustee    18
Lessee Person    19
Lessor Estate    19
Lessor Manager    19
Lessor Notes    20
Lien    20
List of Competitors    20
Majority in Interest of Noteholders    20
Make Whole Premium    20
Material Adverse Effect    20
Maximum Net Generating Capacity    20
Membership Interests    20
Modification    20
Month    20
Moody’s    21

Net TV Amount    21
Net TV Amount (Debt Portion)    21
Net TV Amount (Debt Portion) Rate    21
Net TV Amount (Equity Portion)    21
Net TV Amount (Equity Portion) Rate    21
Nonseverable Modifications    21
Note Register    21
Noteholder    21
Offering Circular    21
Officer’s Certificate    21
Operating Fee    21
Operation and Maintenance Expense    21
Operation and Maintenance Expense Budget    22
Operative Documents    22
Optional Modification    22
Other Redemption Date Payment Amounts    22
Outside Lease Commencement Date    22
Overdue Rate    22
Owner Lessor    22
Owner Lessor Indemnified Party    22
Owner Lessor LLC Agreement    22
Owner Lessor Mortgage    23
Owner Lessor’s Account    23
Owner Lessor’s Interest    23
Owner Lessor’s Lien    23
Owner Participant    23
Partial Early Buy Out    23
Partial Event of Loss    23
Participation Agreement    23
Paying Agent    23
Permitted Closing Date Liens    23
Permitted Instruments    23
Permitted Liens    24
Permitted Post Facility Lease Term Liens    24
Permitted Securities    24
Person    25
Personalty    25
Plan    25
Point or Points of Interconnection    25
Power    25
Proceeds    25
Provisional Acceptance    25
Provisional Acceptance Certificate    25
Prudent Industry Practice    25
Punch List    25
Quarter    25
Rates    25
Rating Agencies    26
Real Property    26
Reasonable Basis    26
Rebuilding Closing Date    26
Redemption Date    26
Registrar    26
Regulatory Event of Loss    26
Regulatory Event of Loss Termination Payment    27
Reinvestment Yield    27
Related Party    27
Released Property    27
Relevant Portion    27
Remaining Average Life    28
Remaining Scheduled Payments    28
Remediate    28
Removable Modification    28
Rent    28
Rent Payment Date    28
Replacement Component    28
Replacement Power Bond    28
Reported    28
Required Modification    28
Responsible Officer    28
Revenues    29
S&P    29
Sale Net Termination Value    29
Scheduled Closing Date    29
Scheduled Payment Date    29
SEC    29
Secured Indebtedness    29
Securities Act    29
Security    29
Service Commencement Date    29
Settlement Date    29
Severable Modification    29
Significant Lease Default    29
Significant Lease Indenture Default    30
Similar Law    30
Site    30
Special Lessee Transfer    30

Special Lessee Transfer Amount    30
Station Service Requirements    30
Subcontractors    30
Subordinated Resolution    30
Supplemental Financing    30
Supplemental Lease Rent    30
Support Agreement    30
Tax    30
Tax Advance    31
Tax Benefit    31
Tax Claim    31
Tax Event    31
Tax Indemnitee    31
Taxes    30
Termination Date    31
Termination Value    31
Termination Value (Debt Portion)    31
Termination Value (Equity Portion)    31
Term-Out Notice Date    31
Term-Out Payment Dates    31
Transaction    31
Transaction Costs    31
Transaction Documents    33
Transaction Party(ies)    33
Transferee    33
Transmission Services Guidelines    33
Treasury Regulations    33
Trust Indenture Act    33
TVA    33
TVA Act    33
U.S. Government Obligations    34
Uncontrollable Forces    33
Underwriters    34
Underwriting Agreement    34
Uniform Commercial Code” or “UCC    34
Uniform System of Accounts    34
Unit    34
Units    34
Verifier    34
Wilmington Trust    34
Work    34

SCHEDULE 1
to
Facility Lease
BASIC LEASE RENT

Rent Payment Date	Basic Lease Rent (Debt Portion)	Basic Lease Rent (Equity Portion)	Basic Lease Rent Interest Portion[1]
April 1, 2025	$22,629,677	$2,283,244	$20,462,484
October 1, 2025	22,629,677	2,804,717	20,463,803
April 1, 2026	22,629,677	2,804,717	20,335,916
October 1, 2026	22,629,677	2,804,717	20,204,734
April 1, 2027	22,629,677	2,804,717	20,070,171
October 1, 2027	22,629,677	2,804,717	19,932,140
April 1, 2028	22,629,677	2,804,717	19,790,552
October 1, 2028	22,629,677	2,804,717	19,645,315
April 1, 2029	22,629,677	2,804,717	19,496,335
October 1, 2029	22,629,677	2,804,717	19,343,515
April 1, 2030	22,629,677	2,804,717	19,186,756
October 1, 2030	22,629,677	2,804,717	19,025,956
April 1, 2031	22,629,677	2,804,717	18,861,012
October 1, 2031	22,629,677	2,804,717	18,691,815
April 1, 2032	22,629,677	2,804,717	18,518,256
October 1, 2032	22,629,677	2,804,717	18,340,223
April 1, 2033	22,629,677	2,804,717	18,157,599
October 1, 2033	22,629,677	2,804,717	17,970,267
April 1, 2034	22,629,677	2,804,717	17,778,105
October 1, 2034	22,629,677	2,804,717	17,580,988
1 For the avoidance of doubt, the amounts set forth under the column entitled “Basic Lease Rent Interest Portion” are provided for informational purposes only and reflect the amount included within the payment of Basic Lease Rent (Debt Portion) and Basic Lease Rent (Equity Portion) that constitutes, and shall be treated by the parties as, interest for U.S. federal income tax purposes and the listing of such amount does not create a payment obligation in addition to Basic Lease Rent.
SCHD 1-1

Rent Payment Date	Basic Lease Rent (Debt Portion)	Basic Lease Rent (Equity Portion)	Basic Lease Rent Interest Portion[2]
April 1, 2035	22,629,677	2,804,717	17,378,788
October 1, 2035	22,629,677	2,804,717	17,171,373
April 1, 2036	22,629,677	2,804,717	16,958,610
October 1, 2036	22,629,677	2,804,717	16,740,359
April 1, 2037	22,629,677	2,804,717	16,516,479
October 1, 2037	22,629,677	2,804,717	16,286,826
April 1, 2038	22,629,677	2,804,717	16,051,248
October 1, 2038	22,629,677	2,804,717	15,809,594
April 1, 2039	22,629,677	2,804,717	15,561,706
October 1, 2039	22,629,677	2,804,717	15,307,424
April 1, 2040	22,629,677	2,804,717	15,046,581
October 1, 2040	22,629,677	2,804,717	14,779,009
April 1, 2041	22,629,677	2,804,717	14,504,534
October 1, 2041	22,629,677	2,804,717	14,222,976
April 1, 2042	22,629,677	2,804,717	13,934,154
October 1, 2042	22,629,677	2,804,717	13,637,879
April 1, 2043	22,629,677	2,804,717	13,333,959
October 1, 2043	22,629,677	2,804,717	13,022,196
April 1, 2044	22,629,677	2,804,717	12,702,387
October 1, 2044	22,629,677	2,804,717	12,374,324
April 1, 2045	27,302,246	2,733,852	12,037,794
October 1, 2045	27,302,246	2,733,852	11,575,975
April 1, 2046	27,302,246	2,733,852	11,102,291
October 1, 2046	27,302,246	2,733,852	10,616,438
April 1, 2047	27,302,246	2,733,852	10,118,102
October 1, 2047	27,302,246	2,733,852	9,606,962
April 1, 2048	27,302,246	2,733,852	9,082,688
October 1, 2048	27,302,246	2,733,852	8,544,943
April 1, 2049	27,302,246	2,733,852	7,993,381
October 1, 2049	27,302,246	2,733,852	7,427,644
April 1, 2050	27,302,246	2,733,852	6,847,369
2

SCHD 1-2

Rent Payment Date	Basic Lease Rent (Debt Portion)	Basic Lease Rent (Equity Portion)	Basic Lease Rent Interest Portion[3]
October 1, 2050	27,302,246	2,733,852	6,252,182
April 1, 2051	27,302,246	2,733,852	5,641,698
October 1, 2051	27,302,246	2,733,852	5,015,525
April 1, 2052	27,302,246	2,733,852	4,373,258
October 1, 2052	27,302,246	2,733,852	3,714,483
April 1, 2053	27,302,246	2,733,852	3,038,775
October 1, 2053	27,302,246	2,733,852	2,345,698
April 1, 2054	27,302,246	2,733,852	1,634,806
October 1, 2054	27,302,246	8,229,600	905,639
3
SCHD 1-3

SCHEDULE 2
to
Facility Lease
TERMINATION VALUES

Termination Date (Monthly)	Termination Value (Debt Portion)	Termination Value (Equity Portion)

October 2, 2024	$720,000,000	$80,000,000
November 1, 2024	722,945,240	80,369,911
December 1, 2024	725,992,040	80,752,578
January 1, 2025	729,038,840	81,135,244
February 1, 2025	732,085,640	81,517,911
March 1, 2025	735,132,440	81,900,578
April 1, 2025	738,179,240	82,283,244
May 1, 2025	718,577,530	80,382,667
June 1, 2025	721,605,497	80,765,333
July 1, 2025	724,633,465	81,148,000
August 1, 2025	727,661,432	81,530,667
September 1, 2025	730,689,399	81,913,333
October 1, 2025	733,717,366	82,296,000
November 1, 2025	714,096,776	79,871,516
December 1, 2025	717,105,862	80,251,749
January 1, 2026	720,114,948	80,631,983
February 1, 2026	723,124,034	81,012,216
March 1, 2026	726,133,120	81,392,449
April 1, 2026	729,142,206	81,772,683
May 1, 2026	709,502,254	79,345,695
June 1, 2026	712,491,980	79,723,426
July 1, 2026	715,481,705	80,101,156
August 1, 2026	718,471,431	80,478,886
SCHD 2-1

September 1, 2026	721,461,157	80,856,616
October 1, 2026	724,450,882	81,234,346
November 1, 2026	704,791,078	78,804,784
December 1, 2026	707,760,952	79,179,939
January 1, 2027	710,730,825	79,555,094
February 1, 2027	713,700,699	79,930,249
March 1, 2027	716,670,572	80,305,404
April 1, 2027	719,640,445	80,680,559
May 1, 2027	699,960,286	78,248,348
June 1, 2027	702,909,803	78,620,854
July 1, 2027	705,859,320	78,993,360
August 1, 2027	708,808,837	79,365,866
September 1, 2027	711,758,355	79,738,372
October 1, 2027	714,707,872	80,110,879
November 1, 2027	695,006,839	77,675,943
December 1, 2027	697,935,483	78,045,724
January 1, 2028	700,864,128	78,415,505
February 1, 2028	703,792,772	78,785,286
March 1, 2028	706,721,416	79,155,067
April 1, 2028	709,650,060	79,524,848
May 1, 2028	689,927,625	77,087,109
June 1, 2028	692,834,866	77,454,087
July 1, 2028	695,742,107	77,821,065
August 1, 2028	698,649,348	78,188,043
September 1, 2028	701,556,590	78,555,021
October 1, 2028	704,463,831	78,921,999
November 1, 2028	684,719,449	76,481,376
December 1, 2028	687,604,744	76,845,470
January 1, 2029	690,490,038	77,209,565
February 1, 2029	693,375,333	77,573,659
March 1, 2029	696,260,628	77,937,753
April 1, 2029	699,145,923	78,301,848

SCHD 2-2

May 1, 2029	679,379,037	75,858,258
June 1, 2029	682,241,829	76,219,386
July 1, 2029	685,104,620	76,580,514
August 1, 2029	687,967,411	76,941,642
September 1, 2029	690,830,202	77,302,770
October 1, 2029	693,692,994	77,663,898
November 1, 2029	673,903,033	75,217,257
December 1, 2029	676,742,749	75,575,334
January 1, 2030	679,582,465	75,933,410
February 1, 2030	682,422,182	76,291,486
March 1, 2030	685,261,898	76,649,563
April 1, 2030	688,101,614	77,007,639
May 1, 2030	668,287,993	74,557,859
June 1, 2030	671,104,048	74,912,797
July 1, 2030	673,920,103	75,267,734
August 1, 2030	676,736,159	75,622,671
September 1, 2030	679,552,214	75,977,609
October 1, 2030	682,368,270	76,332,546
November 1, 2030	662,530,387	73,879,537
December 1, 2030	665,322,180	74,231,245
January 1, 2031	668,113,974	74,582,953
February 1, 2031	670,905,768	74,934,661
March 1, 2031	673,697,562	75,286,369
April 1, 2031	676,489,356	75,638,077
May 1, 2031	656,626,595	73,181,746
June 1, 2031	659,393,511	73,530,133
July 1, 2031	662,160,427	73,878,519
August 1, 2031	664,927,343	74,226,905
September 1, 2031	667,694,260	74,575,291
October 1, 2031	670,461,176	74,923,678
November 1, 2031	650,572,906	72,463,929
December 1, 2031	653,314,313	72,808,898

SCHD 2-3

January 1, 2032	656,055,720	73,153,867
February 1, 2032	658,797,127	73,498,836
March 1, 2032	661,538,534	73,843,805
April 1, 2032	664,279,941	74,188,774
May 1, 2032	644,365,514	71,725,511
June 1, 2032	647,080,764	72,066,965
July 1, 2032	649,796,014	72,408,418
August 1, 2032	652,511,264	72,749,872
September 1, 2032	655,226,514	73,091,326
October 1, 2032	657,941,764	73,432,780
November 1, 2032	638,000,516	70,965,900
December 1, 2032	640,688,945	71,303,738
January 1, 2033	643,377,374	71,641,575
February 1, 2033	646,065,803	71,979,413
March 1, 2033	648,754,232	72,317,250
April 1, 2033	651,442,661	72,655,088
May 1, 2033	631,473,911	70,184,488
June 1, 2033	634,134,838	70,518,606
July 1, 2033	636,795,765	70,852,724
August 1, 2033	639,456,692	71,186,841
September 1, 2033	642,117,618	71,520,959
October 1, 2033	644,778,545	71,855,076
November 1, 2033	624,781,595	69,380,650
December 1, 2033	627,414,322	69,710,941
January 1, 2034	630,047,048	70,041,232
February 1, 2034	632,679,775	70,371,523
March 1, 2034	635,312,502	70,701,814
April 1, 2034	637,945,228	71,032,104
May 1, 2034	617,919,362	68,553,742
June 1, 2034	620,523,172	68,880,096
July 1, 2034	623,126,982	69,206,450
August 1, 2034	625,730,792	69,532,805

SCHD 2-4

September 1, 2034	628,334,603	69,859,159
October 1, 2034	630,938,413	70,185,513
November 1, 2034	610,882,896	67,703,101
December 1, 2034	613,457,056	68,025,406
January 1, 2035	616,031,216	68,347,710
February 1, 2035	618,605,375	68,670,015
March 1, 2035	621,179,535	68,992,320
April 1, 2035	623,753,695	69,314,625
May 1, 2035	603,667,774	66,828,047
June 1, 2035	606,211,531	67,146,186
July 1, 2035	608,755,287	67,464,325
August 1, 2035	611,299,044	67,782,464
September 1, 2035	613,842,800	68,100,603
October 1, 2035	616,386,557	68,418,742
November 1, 2035	596,269,461	65,927,879
December 1, 2035	598,782,042	66,241,732
January 1, 2036	601,294,623	66,555,586
February 1, 2036	603,807,205	66,869,440
March 1, 2036	606,319,786	67,183,294
April 1, 2036	608,832,367	67,497,147
May 1, 2036	588,683,304	65,001,876
June 1, 2036	591,163,919	65,311,321
July 1, 2036	593,644,533	65,620,766
August 1, 2036	596,125,148	65,930,212
September 1, 2036	598,605,762	66,239,657
October 1, 2036	601,086,376	66,549,103
November 1, 2036	580,904,535	64,049,296
December 1, 2036	583,352,371	64,354,207
January 1, 2037	585,800,207	64,659,118
February 1, 2037	588,248,043	64,964,028
March 1, 2037	590,695,879	65,268,939
April 1, 2037	593,143,715	65,573,849

SCHD 2-5

May 1, 2037	572,928,263	63,069,378
June 1, 2037	575,342,488	63,369,624
July 1, 2037	577,756,714	63,669,869
August 1, 2037	580,170,939	63,970,115
September 1, 2037	582,585,164	64,270,361
October 1, 2037	584,999,389	64,570,606
November 1, 2037	564,749,474	62,061,336
December 1, 2037	567,129,235	62,356,783
January 1, 2038	569,508,996	62,652,230
February 1, 2038	571,888,757	62,947,676
March 1, 2038	574,268,518	63,243,123
April 1, 2038	576,648,279	63,538,570
May 1, 2038	556,363,024	61,024,363
June 1, 2038	558,707,446	61,314,873
July 1, 2038	561,051,869	61,605,384
August 1, 2038	563,396,291	61,895,894
September 1, 2038	565,740,713	62,186,404
October 1, 2038	568,085,135	62,476,915
November 1, 2038	547,763,643	59,957,629
December 1, 2038	550,071,829	60,243,061
January 1, 2039	552,380,015	60,528,493
February 1, 2039	554,688,200	60,813,925
March 1, 2039	556,996,386	61,099,357
April 1, 2039	559,304,572	61,384,789
May 1, 2039	538,945,924	58,860,280
June 1, 2039	541,216,953	59,140,488
July 1, 2039	543,487,983	59,420,696
August 1, 2039	545,759,012	59,700,904
September 1, 2039	548,030,041	59,981,112
October 1, 2039	550,301,070	60,261,320
November 1, 2039	529,904,323	57,731,437
December 1, 2039	532,137,252	58,006,271

SCHD 2-6

January 1, 2040	534,370,182	58,281,105
February 1, 2040	536,603,111	58,555,939
March 1, 2040	538,836,041	58,830,773
April 1, 2040	541,068,970	59,105,608
May 1, 2040	520,633,155	56,570,196
June 1, 2040	522,827,018	56,839,502
July 1, 2040	525,020,880	57,108,808
August 1, 2040	527,214,742	57,378,114
September 1, 2040	529,408,605	57,647,420
October 1, 2040	531,602,467	57,916,726
November 1, 2040	511,126,593	55,375,628
December 1, 2040	513,280,396	55,639,247
January 1, 2041	515,434,199	55,902,866
February 1, 2041	517,588,003	56,166,485
March 1, 2041	519,741,806	56,430,104
April 1, 2041	521,895,609	56,693,723
May 1, 2041	501,378,659	54,146,775
June 1, 2041	503,491,386	54,404,544
July 1, 2041	505,604,113	54,662,313
August 1, 2041	507,716,840	54,920,082
September 1, 2041	509,829,567	55,177,851
October 1, 2041	511,942,294	55,435,621
November 1, 2041	491,383,225	52,882,654
December 1, 2041	493,453,833	53,134,406
January 1, 2042	495,524,441	53,386,157
February 1, 2042	497,595,049	53,637,908
March 1, 2042	499,665,656	53,889,659
April 1, 2042	501,736,264	54,141,410
May 1, 2042	481,134,007	51,582,254
June 1, 2042	483,161,426	51,827,814
July 1, 2042	485,188,845	52,073,375
August 1, 2042	487,216,265	52,318,935

SCHD 2-7

September 1, 2042	489,243,684	52,564,496
October 1, 2042	491,271,104	52,810,056
November 1, 2042	470,624,561	50,244,531
December 1, 2042	472,607,695	50,483,723
January 1, 2043	474,590,830	50,722,916
February 1, 2043	476,573,964	50,962,108
March 1, 2043	478,557,098	51,201,300
April 1, 2043	480,540,232	51,440,492
May 1, 2043	459,848,280	48,868,416
June 1, 2043	461,786,005	49,101,057
July 1, 2043	463,723,730	49,333,698
August 1, 2043	465,661,455	49,566,339
September 1, 2043	467,599,180	49,798,981
October 1, 2043	469,536,904	50,031,622
November 1, 2043	448,798,390	47,452,806
December 1, 2043	450,689,552	47,678,709
January 1, 2044	452,580,715	47,904,611
February 1, 2044	454,471,877	48,130,513
March 1, 2044	456,363,040	48,356,415
April 1, 2044	458,254,202	48,582,317
May 1, 2044	437,467,943	45,996,569
June 1, 2044	439,311,361	46,215,538
July 1, 2044	441,154,778	46,434,508
August 1, 2044	442,998,196	46,653,477
September 1, 2044	444,841,614	46,872,447
October 1, 2044	446,685,032	47,091,416
November 1, 2044	425,849,816	44,498,537
December 1, 2044	427,644,277	44,710,375
January 1, 2045	429,438,737	44,922,213
February 1, 2045	431,233,198	45,134,051
March 1, 2045	433,027,659	45,345,890
April 1, 2045	434,822,120	45,557,728

SCHD 2-8

May 1, 2045	409,244,362	43,028,717
June 1, 2045	410,968,851	43,233,557
July 1, 2045	412,693,339	43,438,398
August 1, 2045	414,417,827	43,643,239
September 1, 2045	416,142,316	43,848,080
October 1, 2045	417,866,804	44,052,921
November 1, 2045	392,217,297	41,516,712
December 1, 2045	393,870,036	41,714,355
January 1, 2046	395,522,775	41,911,998
February 1, 2046	397,175,514	42,109,641
March 1, 2046	398,828,253	42,307,284
April 1, 2046	400,480,992	42,504,926
May 1, 2046	374,757,914	39,961,313
June 1, 2046	376,337,082	40,151,551
July 1, 2046	377,916,250	40,341,790
August 1, 2046	379,495,418	40,532,028
September 1, 2046	381,074,586	40,722,266
October 1, 2046	382,653,754	40,912,505
November 1, 2046	356,855,237	38,361,274
December 1, 2046	358,358,966	38,543,895
January 1, 2047	359,862,696	38,726,516
February 1, 2047	361,366,425	38,909,138
March 1, 2047	362,870,154	39,091,759
April 1, 2047	364,373,883	39,274,380
May 1, 2047	338,498,012	36,715,314
June 1, 2047	339,924,386	36,890,099
July 1, 2047	341,350,761	37,064,885
August 1, 2047	342,777,136	37,239,670
September 1, 2047	344,203,511	37,414,456
October 1, 2047	345,629,886	37,589,241
November 1, 2047	319,674,696	35,022,115
December 1, 2047	321,021,753	35,188,840

SCHD 2-9

January 1, 2048	322,368,809	35,355,564
February 1, 2048	323,715,866	35,522,289
March 1, 2048	325,062,922	35,689,014
April 1, 2048	326,409,978	35,855,739
May 1, 2048	300,373,457	33,280,321
June 1, 2048	301,639,181	33,438,754
July 1, 2048	302,904,905	33,597,187
August 1, 2048	304,170,629	33,755,620
September 1, 2048	305,436,353	33,914,053
October 1, 2048	306,702,078	34,072,486
November 1, 2048	280,582,159	31,488,537
December 1, 2048	281,764,486	31,638,440
January 1, 2049	282,946,813	31,788,343
February 1, 2049	284,129,139	31,938,246
March 1, 2049	285,311,466	32,088,150
April 1, 2049	286,493,793	32,238,053
May 1, 2049	260,288,360	29,645,329
June 1, 2049	261,385,172	29,786,458
July 1, 2049	262,481,984	29,927,586
August 1, 2049	263,578,796	30,068,715
September 1, 2049	264,675,608	30,209,843
October 1, 2049	265,772,421	30,350,971
November 1, 2049	239,479,301	27,749,222
December 1, 2049	240,488,427	27,881,323
January 1, 2050	241,497,554	28,013,425
February 1, 2050	242,506,680	28,145,527
March 1, 2050	243,515,806	28,277,629
April 1, 2050	244,524,932	28,409,731
May 1, 2050	218,141,900	25,798,695
June 1, 2050	219,061,114	25,921,512
July 1, 2050	219,980,328	26,044,328
August 1, 2050	220,899,542	26,167,144

SCHD 2-10

September 1, 2050	221,818,756	26,289,961
October 1, 2050	222,737,970	26,412,777
November 1, 2050	196,262,743	23,792,189
December 1, 2050	197,089,762	23,905,453
January 1, 2051	197,916,781	24,018,718
February 1, 2051	198,743,800	24,131,982
March 1, 2051	199,570,819	24,245,246
April 1, 2051	200,397,837	24,358,510
May 1, 2051	173,828,074	21,728,096
June 1, 2051	174,560,557	21,831,534
July 1, 2051	175,293,040	21,934,972
August 1, 2051	176,025,523	22,038,410
September 1, 2051	176,758,006	22,141,848
October 1, 2051	177,490,488	22,245,286
November 1, 2051	150,823,789	19,604,764
December 1, 2051	151,459,335	19,698,094
January 1, 2052	152,094,882	19,791,423
February 1, 2052	152,730,429	19,884,753
March 1, 2052	153,365,975	19,978,083
April 1, 2052	154,001,522	20,071,412
May 1, 2052	127,235,425	17,420,492
June 1, 2052	127,771,574	17,503,423
July 1, 2052	128,307,723	17,586,355
August 1, 2052	128,843,872	17,669,286
September 1, 2052	129,380,021	17,752,217
October 1, 2052	129,916,170	17,835,149
November 1, 2052	103,048,152	15,173,531
December 1, 2052	103,482,380	15,245,766
January 1, 2053	103,916,608	15,318,000
February 1, 2053	104,350,836	15,390,235
March 1, 2053	104,785,064	15,462,470
April 1, 2053	105,219,292	15,534,704

SCHD 2-11

May 1, 2053	78,246,765	12,862,083
June 1, 2053	78,576,484	12,923,314
July 1, 2053	78,906,203	12,984,545
August 1, 2053	79,235,922	13,045,775
September 1, 2053	79,565,641	13,107,006
October 1, 2053	79,895,360	13,168,237
November 1, 2053	52,815,670	10,484,296
December 1, 2053	53,038,227	10,534,207
January 1, 2054	53,260,783	10,584,118
February 1, 2054	53,483,340	10,634,030
March 1, 2054	53,705,896	10,683,941
April 1, 2054	53,928,453	10,733,852
May 1, 2054	26,738,880	8,038,267
June 1, 2054	26,851,553	8,076,533
July 1, 2054	26,964,226	8,114,800
August 1, 2054	27,076,900	8,153,067
September 1, 2054	27,189,573	8,191,333
October 1, 2054	27,302,246	8,229,600

SCHD 2-12

EXHIBIT A
to
Facility Lease
DESCRIPTION OF THE FACILITY
The Facility consists of generating Units, Common Facilities, and other equipment, material or property, other than real property, associated with the Units and Common Facilities (but not associated with the Global Common Facilities), all of which are located on, under, or over the Facility Site, which Facility Site is the real property located in Humphreys County, Tennessee and is described in greater detail in Exhibit 1 to the Ground Lease.
The Facility will have ten aeroderivative simple cycle combustion turbine-generator units, each with a nominal output of 55 MW. Each Unit consists of a General Electric LM6000PF1 combustion turbine generator (“CTG”) and any ancillary equipment, except for any Component exclusively constituting Common Facilities. These CTG units are specifically designed for frequent cycling and load variability, with the capability of five minute starts. Each unit will have a clutch between turbine and generator to enable Synchronous Condensing operation for reactive power/voltage support. Each unit will also be capable of Black Start to start and provide electrical generation in the event of the total loss of AC power.
Natural gas will be the only fuel.
Components for each Unit include the following:
GE Combustion Turbine with Air Inlet Filtration and Evaporative Cooling Systems
Gearbox with integral clutch
Andritz Generator with Air Inlet Filtration
Exhaust System with Selective Catalytic Reduction (SCR) and Carbon Monoxide (CO) catalyst
Lube Oil Systems
SPRINT water injection system for power augmentation
Mark VIe Control System
Fuel Gas Filter/Separator
CO2 Fire Protection System
Power Control Module (PCM) Enclosure
Waste Heat Recovery Anti-Icing System
Main Step-up Transformer (One per two units)
Continuous Emissions Monitoring Systems (CEMS) on CT exhaust
Electro-Hydraulic Starting System
Compressor Wash System

The Common Facilities are equipment and facilities that are used for the operation of the Units at the Facility, but are not Global Common Facilities. These shared facilities support the Units. The Common Facilities are as follows:

Exh. A-1

Compressed Air System
Fuel Gas Compressor System
Ammonia Supply System for SCR
Oil-Water Separation and Discharge System
Fire Loop System
Black Start Generator System (natural gas-fueled recip)
Potable Water System
Eye Wash System
Storm Water Drains
Demineralized Water Storage System
Control/Administration/Maintenance Building
Power Distribution Building

Exh. A-2